UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SPRINT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders and Proxy Statement
To be held August 3, 2017

Notice of Annual Meeting and Proxy Statement

It is my pleasure to invite you to attend our 2017 Annual Meeting of Stockholders on Thursday, August 3, 2017 at 10:00 a.m. Central time. We are very pleased that this year’s annual meeting will again be a completely virtual meeting of stockholders, which will be conducted solely via live webcast. You will be able to attend the 2017 Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/SprintCorp17.

The purpose of the annual meeting is to consider and take action on the following:

1.	Election of the eight directors named in the proxy statement;

2.	Ratification of the selection of the independent registered public accounting firm;

3.	Advisory approval of Sprint Corporation’s named executive officer compensation;

4.	Advisory vote on the frequency of advisory vote on our executive officer compensation; and

5.	Any other business that properly comes before the meeting as well as any adjournment or postponement of the meeting.

We are taking advantage of Securities and Exchange Commission (SEC) rules that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Materials, or Notice. The Notice contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials at no additional cost to you. We believe that this approach provides a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our annual meeting.

Stockholders of record as of June 5, 2017 are eligible to vote at the annual meeting. On or about June 19, 2017, we mailed the Notice or, for stockholders who have already requested to receive a printed set of proxy materials, this proxy statement, the accompanying proxy card, and the Annual Report on Form 10-K for fiscal year 2016.

By order of the Board of Directors, Stefan K. Schnopp Vice President and Corporate Secretary

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	BY VIRTUAL MEETING Attend our virtual stockholder meeting online on August 3, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 3, 2017. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com.

2 | Notice of Annual Meeting and Proxy Statement

Proposal 1 – Election of Directors

Proposal 1 – Election of Directors

Our bylaws currently fix the number of directors at ten. Our board is currently composed of eight directors. All eight of our directors are standing for election to serve until the 2018 annual meeting or until a successor has been duly elected and qualified. You may not vote for more than eight nominees, either in person or by proxy.

Unless you direct otherwise, the persons named in the accompanying proxy will vote your shares for the election of the nominees named below. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees becomes unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

All of our directors bring to our board significant executive leadership experience derived from their service as executives and—in some cases—chief executive officers of large corporations. They also bring extensive board experience and a diversity of views and perspectives derived from their individual experiences working globally in a broad range of industries and occupations. Certain individual experiences, qualifications, and skills of our directors that contribute to our board’s effectiveness as a whole are described under “—Nominees for Director”. No family relationships exist among any of our directors or executive officers.

Director Nomination Process

We are a “controlled company” within the meaning of the New York Stock Exchange (NYSE) listing standards, as described below, because SoftBank Corp. (n/k/a Softbank Group Corp.) and certain of its wholly-owned subsidiaries (together, “SoftBank”) hold more than 50% of the voting power for the election of our directors. SoftBank owned approximately 83% of Sprint Corporation (“Sprint” or the “Company” or “we,” “our,” or “us”) as of June 5, 2017.

For so long as SoftBank remains our controlling stockholder, our governing documents confer upon SoftBank certain rights. For example, SoftBank is able to elect all of the directors on our board. However, until SoftBank owns less than 50% of our outstanding voting power, the board will be required to include at least three independent directors or such greater number as may be required by applicable law or applicable rules of the stock exchange on which our stock is traded.

We consider all directors nominated by SoftBank, except our Chief Executive Officer (CEO), to be “SoftBank Designees.” SoftBank Designees who are not independent are known as “SoftBank Affiliate Directors.” In accordance with our bylaws, our board currently consists of our President and CEO (Marcelo Claure), five independent SoftBank Designees (Patrick Doyle, Gordon Bethune, Adm. Michael Mullen, Julius Genachowski, and Sara Martinez Tucker), and two SoftBank Affiliate Directors (Masayoshi Son and Ronald Fisher). If at any time SoftBank owns less than 50% of our outstanding voting power for ninety consecutive days, the board shall include a number of “SoftBank Designees” that is proportional to SoftBank’s voting interest, rounded up to the nearest whole number.

The Nominating and Corporate Governance Committee, or Nominating Committee, takes an active role in evaluating prospective candidates or current board members for nomination, including those candidates nominated by SoftBank. In assessing the needs of our board at any given time, the Nominating Committee considers all factors it deems relevant, including, but not limited to, the candidate’s:

•	character, including reputation for personal integrity and adherence to high ethical standards;
•	judgment;

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Proposal 1 – Election of Directors

•	knowledge and experience in leading a successful company, business unit, or other institution;
•	independence from our Company;
•	ability to contribute diverse views and perspectives;
•	business acumen; and
•	ability and willingness to devote the time and attention necessary to be an effective director.

Consistent with its charter and our Corporate Governance Guidelines, our Nominating Committee places a great deal of importance on identifying candidates who have a variety of views and perspectives arising out of their individual experiences, professional expertise, educational background, and skills. In considering candidates for our board, the Nominating Committee considers the totality of each candidate’s credentials in the context of this standard.

The Nominating Committee considers candidates recommended by our stockholders, using the same key factors described above for purposes of its evaluation. A stockholder who wishes to recommend a prospective nominee for our board should notify the Corporate Secretary in writing with supporting material that the stockholder considers appropriate. The Nominating Committee considers whether to nominate any person nominated by a stockholder pursuant to the provisions of our bylaws relating to stockholder nominations for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information as required by our bylaws.

4 | Notice of Annual Meeting and Proxy Statement

Proposal 1 – Election of Directors

Nominees for Director

GORDON BETHUNE, 76, Sprint director since 2004; retired Chairman and Chief Executive Officer of Continental Airlines, Inc.

Committees: Compensation (Chair) and Nominating

Public Company Board Directorships: Park Hotels & Resorts Inc.

Former Directorships Held During the Past Five Years: Honeywell International Inc., Prudential Financial, Inc., and Willis Group Holdings, Ltd.

Biography: Mr. Bethune served as Chief Executive Officer of Continental Airlines from 1994 until December 30, 2004 and as Chairman from 1996 until December 30, 2004.

Qualifications: Mr. Bethune has extensive experience serving as a chief executive officer and director of large international corporations, providing our board with the perspective of someone familiar with all facets of an international enterprise. He has extensive experience with developing and implementing strategies and policies for the acquisition and development of employee talent.

MARCELO CLAURE, 46, Sprint director since 2014; President and Chief Executive Officer of Sprint

Committees: None

Public Company Board Directorships: SoftBank Group Corp. (nominated)

Biography: Mr. Claure was named President and Chief Executive Officer, effective August 11, 2014, and has served on the Sprint board of directors since January 2014. In addition, Mr. Claure has been nominated to serve as a director of SoftBank, which is expected to be voted on in June 2017. Prior to this, he was Chief Executive Officer of Brightstar, a company he founded in 1997 and grew from a small Miami-based distributor of mobile device accessories into a global business with more than $10 billion in gross revenue for the year ended 2013. Mr. Claure serves on the board of directors of CTIA-The Wireless Association and was a member of its 2016 Executive Committee. He also is a member of the board of directors of My Brother’s Keeper Alliance.

Qualifications: As our President and Chief Executive Officer, Mr. Claure provides our board with unparalleled insight into our Company’s operations. His experience in the telecommunications industry while making Brightstar one of the largest global distribution, services, and innovation companies in the industry provides a valuable perspective to our board.

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Proposal 1 – Election of Directors

PATRICK DOYLE, 61, Sprint director since 2016; former Chief Financial Officer of DIRECTV

Committees: Audit (Chair) and Finance

Public Company Board Directorships: None

Biography: Mr. Doyle served as Chief Financial Officer of DIRECTV from 2007 until DIRECTV’s acquisition by AT&T in 2015, where he was responsible for all internal and external financial affairs within DIRECTV, including accounting, financial planning, treasury, business management, investor relations, audit, and tax. Mr. Doyle joined DIRECTV in 2000 and served in several executive roles before becoming Chief Financial Officer, including as Chief Accounting Officer, Controller, and Treasurer during his tenure at DIRECTV. Previously, he worked at Baker Hughes beginning in 1982 and eventually Hughes Electronics Corporation (the predecessor to DIRECTV) in various tax and corporate development roles. Prior to that, Mr. Doyle worked for four years at the public accounting firm of Deloitte & Touche.

Qualifications: Mr. Doyle’s experience as a senior executive paired with his extensive financial expertise provides our board with valuable insight into the financial and economic issues facing our Company.

RONALD FISHER, 69, Vice Chairman of the Board and Sprint director since 2013

Committee: Finance (Chair)

Public Company Board Directorships: SoftBank Group Corp.

Former Directorships Held During the Past Five Years: E*Trade Financial Corp.

Biography: Mr. Fisher has over 30 years of experience working with high growth and turnaround technology companies. Mr. Fisher joined SoftBank in 1995, overseeing its U.S. operations and other activities outside of Asia, and was the founder of SoftBank Capital. Prior to joining SoftBank, Mr. Fisher was the Chief Executive Officer of Phoenix Technologies Ltd., the leading developer and marketer of system software products for personal computers, from 1990 to 1995. Mr. Fisher joined Phoenix from Interactive Systems Corporation, a UNIX software company that was purchased by the Eastman Kodak Company in 1988. He served for five years as President of Interactive Systems, initially as Chief Operating Officer and then Chief Executive Officer. Mr. Fisher’s experience prior to Interactive Systems includes senior executive positions at Visicorp, TRW, and ICL (USA).

Qualifications: Mr. Fisher possesses particular knowledge and experience in technology industries, and with strategic planning and leadership of complex organizations, including at other public companies.

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Proposal 1 – Election of Directors

JULIUS GENACHOWSKI, 55, Sprint director since 2015, Managing Director of The Carlyle Group

Committee: Audit

Public Company Board Directorships: Mastercard, Inc.

Biography: Mr. Genachowski is a Managing Director at The Carlyle Group, a private investment company, which he joined in 2014. He served as Chairman of the U.S. Federal Communications Commission (“FCC”) from 2009 to 2013. Prior to serving at the FCC, he held senior executive positions at IAC/InterActiveCorp, which owned and operated multiple Internet and media businesses, and he was engaged with several public and private companies in the technology, media and telecommunications sector as a board member, investor or advisor. He has served on the President’s Intelligence Advisory Board and has taught a joint class at Harvard Business and Law Schools. Earlier in his career, he worked in Congress for the Select Committee on the Iran-Contra Affair, for then-Representative Charles Schumer, and he was a law clerk to U.S. Supreme Court Justice David H. Souter.

Qualifications: Mr. Genachowski’s experience as a senior executive and director at Internet, media, technology and other companies involved with digital communications, paired with his experience as former Chairman of the FCC, provides our board with a valuable perspective on the business and regulatory environments in which our Company operates. Mr. Genachowski also adds valuable financial knowledge through experience in private equity and at a large operating company and experience with global matters in both the private sector and government.

ADM. MICHAEL MULLEN, 70, Sprint director since 2013; former 17th Chairman of the Joint Chiefs of Staff

Committee: Compensation

Public Company Board Directorships: General Motors Company

Biography: Adm. Mullen serves on the board of directors as the “Security Director” under the National Security Agreement among Sprint, SoftBank, the Department of Justice, the Department of Homeland Security, and the Department of Defense. Admiral Mullen served as the 17th Chairman of the Joint Chiefs of Staff from October 2007 until his retirement in September 2011. Previously, Admiral Mullen served as the 28th Chief of Naval Operations (“CNO”) from July 2005 to 2007. CNO was one of four different four-star assignments Admiral Mullen held, including Commander, U.S. Naval Forces Europe and Commander, Allied Joint Force Command, and the 32nd Vice Chief of Naval Operations. Since 2012, he has served as President of MGM Consulting LLC and is the Charles and Marie Robertson Visiting Professor at the Woodrow Wilson School of Public and International Affairs at Princeton University. He also sits on the Board of the Bloomberg Family Foundation.

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Proposal 1 – Election of Directors

Qualifications: Adm. Mullen brings to our board extensive senior leadership experience gained during his 43-year career in the U.S. military. As Chairman of the Joint Chiefs of Staff, the highest ranking officer in the U.S. military, Adm. Mullen led the armed forces during a critical period of transition, overseeing two active war zones. Adm. Mullen’s experience and relationships within the government allow him to lead our Government Security Committee and provide guidance on national security matters impacting the telecommunications industry. Adm. Mullen’s unique experience leading change in complex organizations, executive development and succession planning, diversity implementation, crisis management, strategic planning, budget policy, risk management, and technical innovation are important to the oversight of Sprint’s business and allows him to make a significant and invaluable contribution to our board.

MASAYOSHI SON, 60, Chairman of the Board, Sprint director since 2013; Chief Executive Officer and Chairman of the Board of SoftBank Group Corp.

Committee: Finance

Public Company Board Directorships: SoftBank Group Corp. and Alibaba Group Holding Limited

Biography: Mr. Son founded SoftBank Corp. (n/k/a SoftBank Group Corp.) in September 1981 and has been its Chairman and Chief Executive Officer since February 1986. Mr. Son also served as President of SoftBank Corp. from February 1986 until June 2015. Mr. Son serves in various capacities within SoftBank’s portfolio of companies, including Vodafone K.K. (currently SoftBank Corp.) as its Chairman since 2015 and served as its Chairman and Chief Executive Officer from 2006 until 2015. In addition, Mr. Son sits on the board of directors of Yahoo! Japan Corporation, which was established as a joint venture between SoftBank and Yahoo! Inc., and served as its Chairman from 1996 until 2015. Mr. Son has also served as Honorary Chairman of the Broadband Association in Japan.

Qualifications: Mr. Son’s vast experience in the telecommunications industry, including his successes in Japan disrupting telecom duopolies, is valuable to Sprint. Mr. Son provides expertise, leadership, and strategic direction to the Sprint board.

SARA MARTINEZ TUCKER, 62, Sprint director since 2013; former President and Chief Executive Officer of the National Math and Science Initiative

Committees: Nominating (Chair) and Audit

Public Company Board Directorships: American Electric Power Co., Inc. and Xerox Corp.

Biography: Ms. Tucker served as Chief Executive Officer and President at National Math and Science Initiative, Inc. from March 2013 until February 2015. Ms. Tucker served as the Under Secretary of the U.S. Department of Education from 2006 to December 2008. Her responsibilities included overseeing policies, programs and activities related to postsecondary education, vocational and adult education, and federal student aid. Ms. Tucker served as the Chief Executive Officer and

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Proposal 1 – Election of Directors

President of the Hispanic Scholarship Fund from 1997 to 2006. Previously, she worked for 16 years at AT&T and served as Regional Vice President of its Global Business Communications Systems. She has been a Trustee of University of Notre Dame since June 2009, and a member of the University of Texas System Board of Regents since May 2015.

Qualifications: Ms. Tucker brings expertise relevant to a large telecommunications company, including her business experience and executive leadership expertise. These skills are the result of her education, experience in the telecommunications industry, service at the U.S. Department of Education, leadership positions at the Hispanic Scholarship Fund, and her service on other public company boards and committees.

Summary of Director Qualifications and Expertise

The table below summarizes the key qualifications, skills, or attributes of each of our directors that were most relevant to the decision to nominate him or her to serve on our board. The lack of a mark does not mean the director does not possess that qualification or skill; rather a mark indicates a specific area of focus or expertise on which our board relies most heavily. These qualifications and relevant experience have been discussed in more detail above.

Experience, Expertise or Attribute	Son	Fisher	Bethune	Claure	Doyle	Genachowski	Mullen	Tucker
Telecom
Technology, Device and Services
Leadership
Global Business
Financial
Mergers & Acquisitions
Public Company Board Service or Governance
Research & Academic
Ethnicity, Gender, National or Other Diversity

Our Board of Directors Recommends That You Vote “FOR” each of the  Directors Nominated In Proposal 1.

Notice of Annual Meeting and Proxy Statement | 9

Board Operations

Board Operations

Because we are a controlled company, SoftBank has certain governance rights, which are detailed in our Certificate of Incorporation, bylaws, and other corporate governance documents available at www.sprint.com/governance.

Corporate Governance Matters

We have elected to be treated as a “controlled company” under NYSE listing standards because SoftBank holds more than 50% of our voting power. Accordingly, we are exempt from certain requirements of the NYSE corporate governance rules, including the requirement that we have a majority of independent directors on our board and the requirement that the compensation and nominating and corporate governance committees of the board have written charters addressing certain specified matters. In addition, NYSE rules allow for a controlled company to have non-independent directors on the compensation committee and nominating and corporate governance committee.

Governance Highlights

In keeping with good corporate governance practices, we maintain a comprehensive set of corporate governance initiatives that include the following:

✓	maintaining a majority of independent directors;

✓	an Audit Committee comprised solely of independent directors;

✓	a Nominating Committee comprised solely of independent directors;

✓	a Compensation Committee comprised solely of independent directors;

✓	bylaws that provide, for so long as we are a controlled company, at least one member of our Compensation Committee and Nominating Committee will be independent;

✓	maintaining written charters for each of our standing committees;

✓	giving independent directors the ability to propose agenda items, including for executive sessions;

✓	refining our policies and goals with respect to the determination of executive compensation programs, including increasing emphasis on performance-based equity compensation, as further described under “Executive Compensation—Compensation Discussion and Analysis”;

✓	permitting our stockholders to take certain actions by written consent;

✓	adopting stock ownership guidelines for every officer at the level of senior vice president or above and for non-employee directors;

✓	maintaining a declassified board;

✓	requiring non-employee directors to hold executive sessions without management present no less than twice per year, which may be at or in conjunction with regularly-scheduled board meetings;

✓	publishing our Corporate Governance Guidelines and charters for all standing committees of our board, which describe important aspects of our governance policies and practices, on our website;

✓	maintaining limits on the number of other public company boards and audit committees on which our directors may serve;

✓	adopting a policy that prohibits our independent registered public accounting firm from providing professional services, including tax services, to any employee or board member or any of their immediate family members that would impair the independence of our independent registered public accounting firm; and

✓	conducting annual board and committee evaluations for Audit, Compensation, and Nominating Committees.

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Board Operations

In the event we cease to be a controlled company within the meaning of NYSE’s rules, we would be required to comply with certain governance requirements after the transition periods specified by the NYSE.

Contacting our Board

We value the views of our stakeholders. Consistent with this approach, our board has established a system to receive, track, and respond to communications from stakeholders addressed to our board or to our non-employee directors. A statement regarding our board communications policy is available at www.sprint.com/governance.

Any stakeholder who wishes to communicate with our board or any director may write to our Chief Legal Officer or our Corporate Secretary, who are our Board Communications Designees, at the following address:

Sprint Corporation

6200 Sprint Parkway

Overland Park, KS 66251

KSOPHF0302-3B679

or email: boardinquiries@sprint.com.

Our board has instructed the Board Communications Designees to examine incoming communications and forward to our board, or individual directors as appropriate, communications deemed relevant to our board’s roles and responsibilities. Our board has requested that certain types of inappropriate communications not be forwarded, and be redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials. At least one of the Board Communications Designees will review all appropriate communications and report on the communications to the chair of the Nominating Committee or the full Nominating Committee, the full board, or the non-employee directors, as appropriate. The Board Communications Designees will take additional action or respond to letters in accordance with instructions from the relevant board source. Communications relating to accounting, internal accounting controls, or auditing matters will be referred promptly to members of the Audit Committee in accordance with our policy on communications with our board.

Board Leadership Structure

Our board has determined that it is in the best interest of the Company to designate Mr. Son as the non-executive chairman and Mr. Fisher as the non-executive vice-chairman. We believe our board leadership structure provides the appropriate balance of directors affiliated with SoftBank, independent directors, and Chief Executive Officer—all working together to represent the interests of our entire stockholder base.

In part because of the unique qualifications and skills of our non-executive chairman and vice chairman, our board believes that this structure enhances our board’s oversight of, and independence from, management. Further, it fosters the ability of our board to carry out its roles and responsibilities on behalf of the stockholders and benefits the Company’s overall corporate governance.

Independence of Directors

Our board is currently comprised of eight members, five of whom are independent under NYSE rules (Messrs. Bethune, Doyle and Genachowski, Adm. Mullen, and Ms. Tucker). As a matter of practice, our board undertakes an annual review of director independence. During this review, our board considers all transactions and relationships between each director or any member of his

Notice of Annual Meeting and Proxy Statement | 11

Board Operations

immediate family and the companies by which they are employed as an executive officer (if applicable) to determine whether they have any relationships with our Company and its affiliates. The purpose of this review is to determine whether any such relationships or transactions are considered “material relationships” that would be inconsistent with a determination that a director is independent. Our board has not adopted any “categorical standards” for assessing independence, preferring instead to consider and disclose existing relationships with non-management directors and the Company. Our board observes all criteria for independence established by NYSE.

Executive Sessions

Sprint’s non-management directors regularly meet in executive sessions without any management participation by officers or employee directors. These executive sessions are held either before, after or otherwise in conjunction with our board’s regularly scheduled meetings each year. Additional executive sessions are scheduled at the request of non-management directors.

Mr. Son presides over the executive sessions of our board. The committee chairperson chairs the executive sessions of his or her committee. If Mr. Son or the committee chairperson is not present, our vice chairman or another director is chosen to preside. Our board does not have a lead independent director. Our board may select a presiding director for any independent director executive sessions, as needed.

Risk Management

Our board takes an active role in overseeing management of the Company’s risks, both through its own consideration of risks associated with our operations and strategic initiatives and through its committees’ consideration of various risks applicable to that committee’s areas of focus.

The Audit Committee reviews enterprise risks as part of its purpose to assist our board in fulfilling the board’s oversight responsibilities with respect to the Company’s enterprise risk management program. The Audit Committee receives regular reports regarding enterprise risk management matters from members of management who oversee the Company’s Corporate Audit Services, or internal audit, and Legal Department and informs our board of such matters through regular committee reports. In addition to receiving regular reports from the Audit Committee concerning our enterprise risk management program, our board also reviews information concerning other risks through regular reports of its other committees, including information regarding financial risk management from the Finance Committee, compensation-related risk from the Compensation Committee, and governance-related risk from the Nominating Committee.

Our management is responsible for our day-to-day risk management. Our management, internal audit, and internal control areas serve as the primary monitoring and testing functions for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying and evaluating potential risks that may exist at the enterprise, strategic, financial, operational, IT and cybersecurity, compliance, and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Code of Ethics

Our code of ethics, the Sprint Code of Conduct, is available at www.sprint.com/governance or by email at shareholder.relations@sprint.com. It describes the ethical and legal responsibilities of directors and employees of our Company and our subsidiaries, including senior financial officers and executive officers.

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Board Operations

All of our directors and employees (including all senior financial officers and executive officers) are required to comply with the Sprint Code of Conduct. In support of the ethics code, we provide employees with a number of avenues for reporting potential ethics violations or similar concerns or to seek guidance on ethics matters, including a 24/7 telephone helpline. The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by our employees of any concerns regarding questionable financial and non-financial matters to the Ethics Helpline at 1-800-788-7844, by mail to the Nominating and Corporate Governance Committee, c/o Sprint Corporation, 6200 Sprint Parkway, Overland Park, KS 66251, KSOPHF0302-3B679, or by email to ethicshelpline@sprint.com. Our Chief Ethics Officer reports regularly on our ethics and compliance program to the Audit Committee and the Nominating Committee, as well as annually to the entire board.

Compensation Committee Interlocks and Insider Participation: None in fiscal year 2016.

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Board Operations

Board Committees

Our board has four standing committees: Audit Committee, Finance Committee, Compensation Committee, and Nominating Committee. Each committee is described in the table below, and each has a charter that describes such committee’s primary functions and principal responsibilities. A current copy of our Corporate Governance Guidelines and the charters for each standing committee of our board are available at www.sprint.com/governance or by email at shareholder.relations@sprint.com. Our charters and Corporate Governance Guidelines were adopted by our board and are annually reviewed and revised as necessary.

Committee Name and Membership	Primary Functions

Audit Committee

Patrick Doyle, Chair

Julius Genachowski

Sara Martinez Tucker

Mr. Doyle and Ms. Tucker are each an “audit committee financial expert” as defined by SEC rules. Each of Ms. Tucker and Messrs. Doyle and Genachowski is financially literate and able to devote sufficient time to serving on the Audit Committee.

Include assisting our board in fulfilling its oversight responsibilities with respect to:

•     the integrity of our financial statements and related disclosures, as well as related accounting and financial reporting processes;

•     our compliance with legal and regulatory requirements;

•     our independent registered public accounting firm’s qualifications, independence, audit and review scope, and performance;

•     the audit scope and performance of our internal audit function;

•     related party transactions policy and procedures, including the review and approval of related party transactions;

•     the audit committee report to be included in our annual proxy statement; and

•     our enterprise risk management program.

The Audit Committee also has sole authority for the appointment, retention, termination, compensation, evaluation, and oversight of our independent registered public accounting firm. The committee’s principal responsibilities in serving these functions are described in the Audit Committee Charter.

Finance Committee Ronald Fisher, Chair Patrick Doyle Masayoshi Son

Include:

•    reviewing and approving our financing activities consistent with the authorization levels set forth in our fiscal policy;

•    reviewing and making recommendations to our board on our capital structure, annual budgets, financial risk management, fiscal policy, investment policy, and other significant financial initiatives; and

•    reviewing and approving proposed acquisitions, dispositions, mergers, joint ventures, and similar transactions consistent with the authorization levels set forth in our fiscal policy.

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Board Operations

Committee Name and Membership	Primary Functions
Compensation Committee Gordon Bethune, Chair Adm. Michael Mullen

Include:

•     discharging our board’s responsibilities relating to compensation of our executives in general and our principal senior officers in particular;

•    reporting on executive compensation in our annual proxy statement in accordance with applicable rules and regulations; and

•    reviewing with management plans for the development and orderly succession of senior officers.

Additional information about these processes and procedures can be found below in “Executive Compensation—Compensation Discussion and Analysis.”

Generally, the Compensation Committee’s primary processes for establishing and overseeing non-employee director compensation and the role of Company personnel and compensation consultants are similar to those regarding executive compensation. Any appropriate changes to non-employee director compensation are made following recommendation to our board by the Compensation Committee. In accordance with its charter, the Compensation Committee may delegate authority to subcommittees or any committee member when appropriate.

Nominating Committee Sara Martinez Tucker, Chair Gordon Bethune

Subject to our certificate of incorporation, bylaws, and Corporate Governance Guidelines, include:

•     ensuring that our Company has effective corporate governance policies and procedures and an effective board and board review process;

•    assisting our board by identifying individuals qualified to become directors;

•    our ethics and compliance program;

•    whistleblower monitoring;

•    recommending to our board for approval the director nominees for the next annual meeting of the stockholders;

•    recommending to our board for approval the chairs and members of each board committee.

•    developing, reviewing, and recommending to our board corporate governance policies and practices designed to benefit our stockholders; and

•    overseeing our corporate responsibility efforts.

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Board Operations

Meetings & Attendance

Fiscal Year 2016 Board and Committee Meetings	Total

Board	8

Independent Directors	5

Audit Committee	14

Compensation Committee	8

Finance Committee	4

Nominating Committee	4

Board and Committee Meetings; Attendance

The Company does not have a policy requiring director attendance at its annual meeting. All of our directors who were serving at the time of last year’s annual meeting except Mr. Son attended the meeting. Directors are expected to devote sufficient time to prepare properly for and attend meetings of our board, its committees, and executive sessions and to attend our annual meeting of stockholders. During fiscal year 2016, all directors attended at least 75% of the aggregate of the meetings of the board and of each of the board committees on which he or she served at the time.

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Board Operations

Corporate Responsibility

At Sprint, our corporate social responsibility program is based on the belief that doing good creates good—both for our business and for our community. Our program gives us the opportunity to play a transformative role within the telecommunications industry, as well as within our communities, and for our environment. Our board supports these efforts. To that end, it has delegated the oversight of our corporate responsibility efforts to our Nominating Committee. Our Nominating Committee reviews and reports to our board on a periodic basis those matters relating to the Company’s corporate social responsibility and sustainability objectives.

Focus Area	2016 Achievements
People: We believe we should operate in a socially responsible way. This commitment infuses our day-to-day work and seeks to ensure we are going above and beyond for our customers, employees, and communities.

•    Launched a new initiative, the “1 Million Project,” which aims to provide one million free devices and wireless service (over five years) to high schools and districts for low-income students who do not have home internet access. Sprint hopes to connect 200,000 students during the 2017-18 school year.

•    Provided charitable support to 617 charitable organizations across the country, including $2.2 million in grants from Sprint and the Sprint Foundation.

•    Contributed more than 232,725 employee volunteer hours to community organizations across the country, worth an estimated $5.2 million.

Product: We offer solutions to help customers minimize their environmental footprint, stay safer, and connect with people and technology that improves their lives and the lives of others.

•    Expanded our product portfolio with new accessible devices, including the Samsung Galaxy S7 and S7 Edge and LG G6, providing customers with hearing and vision impairment a broader selection of phones to best meet their specialized needs.

•    Received a top score of 100 points in the 2016 Disability Equality IndexSM survey by the American Association of People with Disabilities and the U.S. Business Leadership Network®. The top score (100 out of 100) was awarded as a result of the company’s long-standing commitment toward ensuring that people with disabilities are included within the workplace, customer base, supply chain practices and the telecommunications industry as a whole.

Planet: Our commitment to the planet means we strive to ensure responsible environmental stewardship in everything we do.

•    Recognized by the EPA’s Sustainable Materials Management Electronics Challenge for sending 100 percent of the company’s e-waste to certified electronics refurbishers and recyclers.

•    Named to the Dow Jones Sustainability Index North America for 2016. Sprint was the only U.S. telecommunication provider to make the North America Index.

•    Continued working with suppliers and many non-governmental organizations on water conservation and energy management.

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Board Operations

Political Contributions

Our Nominating Committee has oversight of Sprint’s political contributions and expenses. Our Nominating Committee also reviews the Company’s annual report on political contributions and discusses this report with our board. The report is available on our website at http://goodworks.sprint.com/our-progress/sprint-good-workssm-approach/governance-and-ethics/public-reporting/. The report not only lists our contributions to political candidates, but it also describes the processes and oversight used in connection with such contributions.

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Director Compensation

Director Compensation

The compensation of our non-employee directors is partially equity-based and is designed to comply with our Corporate Governance Guidelines, which provide that the guiding principles behind our non-employee director compensation practices are: (1) alignment with stockholder interests; (2) preservation of independence; and (3) preservation of the fiduciary duties owed to all stockholders.

Components of Compensation

The following table summarizes director compensation for the non-employee members of Sprint Corporation’s board, with the exception of Messrs. Fisher and Son, who are discussed further below. Our non-employee directors are also reimbursed for direct expenses relating to their activities as members of our board.

Compensation Element	Amount
($)
Annual Board Retainer(1)	107,500

Chairman Retainer	N/A
Audit Committee Chair Retainer	30,000

Compensation Committee Chair Retainer	25,000
Security Director Retainer(1)	182,500

Finance Committee Chair Retainer	N/A

Nominating Committee Chair Retainer	20,000

Special Committee Chair Retainer(2)	15,000

Meeting Fees (per meeting):

Board	3,000

Committees	2,000

Restricted Stock Units(3)	Annual grant value of 240,000

(1)	Adm. Mullen receives the Security Director Retainer in lieu of an Annual Retainer.
(2)	Includes any non-standing committee of directors established from time to time, but excludes the Vacancy Resolution Committee.
(3)	Generally, restricted stock units (RSUs) representing the right to receive shares of our common stock, are granted each year on the date of the annual meeting of stockholders. Each grant generally vests in full on the earlier of the date of the subsequent annual stockholders’ meeting or the first anniversary of the date of the grant.

Mr. Son does not receive any fees for his service on our board. In recognition of his vice chairman activities and in lieu of the amounts described in the table above, including the annual board retainer, RSUs, and meeting fees, our board adopted a compensation program for Mr. Fisher, to provide as follows:

•	annual cash retainer of $500,000;
•	annual grant of $500,000 in RSUs at the annual stockholders’ meeting and vesting in full on the earlier of the date of the subsequent annual stockholders’ meeting or the first anniversary of the date of the grant; and
•	other benefits as described below.

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Director Compensation

Other Benefits

We believe that it serves the interests of our Company and our stockholders to provide our directors with communications services. Accordingly, each non-employee director is entitled to receive a reasonable amount of communication services and devices. Non-employee directors may also receive specialized equipment, on an as-needed basis, with equipment valued at greater than $1,000 requiring Compensation Committee approval. In addition to the value of the communications service, the value of any additional services and features and the value of the wireless devices, replacements and associated accessories are included in the value of the communications benefit. There may be other circumstances in which devices are provided to board members (such as demonstration, field testing and training units, or devices for use while traveling internationally); these devices must be returned or they will be converted to a consumer account and applied toward the wireless devices under this communications benefit.

Our non-employee directors, except Mr. Son, were eligible for our charitable matching gifts program during a portion of the fiscal year. Under this program, the Sprint Foundation matched contributions made to qualifying organizations on a dollar-for-dollar basis, up to the annual donor maximum of $5,000. The annual maximum contribution per donor, per organization, was $2,500. This program was discontinued during the fiscal year, but we continue to encourage charitable giving from our employees and directors, including through Sprint’s 1 Million Project.

We do not offer retirement benefits to non-employee directors, except that our communications benefit as described above continues after retirement from board service for such non-employee directors for the period of time our non-employee director served on our board (including service on our predecessor Sprint Nextel Corporation (Sprint Nextel) board).

Our non-employee directors are provided the opportunity to elect before the end of each calendar year to defer the receipt of shares underlying any portion of any RSUs awarded in the following calendar year. Six of our non-employee directors elected to defer the receipt of shares underlying their 2017 RSU awards vesting in 2018.

Stock Ownership Guidelines

Our board believes non-employee directors should have a meaningful financial stake in the Company, and therefore has established a desired ownership level for non-employee directors of equity or equity interests. Our director stock ownership guidelines currently require non-employee directors, other than SoftBank Affiliate Directors (Messrs. Son and Fisher), to hold equity or equity interests equal to at least five times the annual board retainer amount (in other words, $537,500 while the current $107,500 retainer is in place). To the extent any non-employee director has not met this minimum ownership level, each such non-employee director is expected to retain at least half of his or her shares or share equivalents awarded by us. Our board retains flexibility to grant exceptions to the guidelines based on its consideration of individual circumstances. As of March 31, 2017, each of our non-employee directors met the stock ownership requirements, except for Mr. Doyle who recently joined our Board in December 2016 and is making progress towards achieving the stock ownership requirements.

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Director Compensation

Fiscal Year 2016 Director Compensation Table

The table below sets forth the compensation earned by our non-employee directors who served during fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Nikesh Arora(4)	227,972	—	—	227,972
Robert Bennett(5)	106,541	55,233	—	161,774
Gordon Bethune	184,833	240,000	—	424,833
Patrick Doyle	87,646	170,000	—	257,646
Ronald Fisher	500,000	500,000	14,128	1,014,128
Julius Genachowski	163,500	240,000	—	403,500
Adm. Michael Mullen	242,500	240,000	12,534	495,034
Masayoshi Son	—	—	—	—
Sara Martinez Tucker	187,958	240,000	—	427,958

(1)	Consists of annual or special retainer fees, chairman and committee chair fees, and board and committee meeting fees, and for Mr. Arora, includes a $196,097 payment for the pro rata value of RSUs he earned for the period he served on the board.
(2)	Represents the grant date fair value of RSUs granted to our non-employee directors during fiscal year 2016. The grant date fair value is calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. For a discussion of the assumptions used in determining the compensation cost associated with stock awards, see Note 2 of the Notes to the Consolidated Financial Statements on Form 10-K for the fiscal year ended March 31, 2017.

As of March 31, 2017, each of the non-employee directors held a stock award in the form of RSUs in the amount of 38,835, except for Mr. Doyle who held 21,411 RSUs, and Mr. Fisher who held 80,906 RSUs, and Mr. Son who held no RSUs. All such RSUs are expected to vest at the annual meeting of stockholders.

(3)	Consists solely of communications benefits under the communications benefit program described above.
(4)	Mr. Arora’s service on our board ended on June 22, 2016. Amounts shown for Mr. Arora represent fees earned for his service on the board during fiscal year 2016.
(5)	Mr. Bennett’s service on our board ended on November 1, 2016. Amounts shown for Mr. Bennett represent fees earned for his service on the board during fiscal year 2016.

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Audit Committee Report

Audit Committee Report

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, issued by the Public Company Accounting Oversight Board, or PCAOB.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The Audit Committee met with senior management periodically during the past fiscal year to consider the adequacy of our internal controls and discussed these matters with our independent registered public accounting firm and with appropriate financial personnel. The Audit Committee also discussed with senior management our disclosure controls and procedures and the certifications by our Chief Executive Officer and our Chief Financial Officer, which are required for certain of our filings with the SEC. The Audit Committee met privately with the independent registered public accounting firm, our internal auditors and other members of management, each of whom has unrestricted access to the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board that our audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended March 31, 2017 for filing with the SEC.

The Audit Committee

Patrick Doyle, Chair

Julius Genachowski

Sara Martinez Tucker

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Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis describes the compensation program for our named executive officers for the fiscal year ended March 31, 2017 (fiscal year 2016), which named executive officers were as follows: Marcelo Claure, President and Chief Executive Officer (CEO); Tarek Robbiati, Chief Financial Officer (CFO); Nestor Cano, Chief Operating Officer (COO); Brandon (Dow) Draper, President, Sprint Prepaid Group; and Kevin Crull, President, Omnichannel Sales (President, Central and Northeast until November 26, 2016).

2017 Stockholder Engagement Feedback

Early in 2017, our Compensation Committee had discussions with some of our largest stockholders (other than SoftBank, which already has representation on our board) to discuss their perspectives on our compensation practices. Based on feedback we received from those discussions, we made changes in the design of our 2017 Long-Term Incentive Plan to establish pRSU objectives covering just one three-year performance period rather than our recent practice of setting three one-year performance objectives. This change was designed to further focus our executives on achieving longer-term objectives to drive long-term stockholder returns.

Compensation Overview

Philosophy and Objectives of Our Executive Compensation Program

✓	Attract and retain qualified and experienced executives by providing base salaries, target incentives, and benefits that are market competitive;

✓	Hold executives accountable for their performance by requiring that a substantial portion of total compensation is earned over a multi-year period and subject to forfeiture to the extent that vesting requirements and performance objectives are not met;

✓	Pay for performance by tying a substantial portion of our executives’ compensation opportunities directly to, and rewarding them for, our performance through short- and long-term incentive compensation plans that include performance objectives most critical to driving our continued financial and operational improvement and long-term stockholder value; and

✓	Structure our compensation programs to align executive interests with those of our stockholders, mitigate the possibility that our executives undertake excessively risky business strategies, and adhere to corporate governance best practices.

Components of Our Executive Compensation Program

The major components of our executive compensation program for fiscal year 2016 were:

•	Base salary;

•	Short-term incentives under our short-term incentive compensation plan (STIC); and

•	Long-term incentives under our long-term incentive compensation plan (LTIC), including special performance-based equity awards that can be earned only based on performance of the price of Sprint stock (referred to as the “Turnaround Incentive Award” or “TIA”).

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Executive Compensation

Other components of our executive compensation program for fiscal year 2016 include the following benefits:

•	Change in control and severance benefits under employment agreements with our named executive officers and our Change in Control Severance Plan;

•	Retirement benefits under our 401(k) plan;

•	Perquisites and other benefits; and

•	Employee health and welfare benefits and programs.

Fiscal Year 2016 Performance

Fiscal year 2016 saw continued progress towards our transformation goals, as our net operating revenues grew year-over-year for the first time in three years; we more than doubled our postpaid phone net additions year-over-year; and we enhanced our network performance to best-ever levels. Throughout the year, Mr. Claure and senior management continued to challenge each member of the Sprint team to work towards implementing and achieving the following transformation pillars:

Pillar	Strategy
Build Superior Network	Unlock the value of our substantial spectrum holdings by densifying and optimizing our network to provide customers with the best experience
Achieve Lowest Cost Structure	Achieve our cost reduction goals by significantly transforming our business
Lead in Customer Growth	Deliver an attractive value proposition and substantially enhance our distribution through use of innovative models
Achieve Sustained Profitability and Cash Generation	Create an alternative financial structure that leverages our assets to fuel our growth and maximize stockholder value
Create a High-Performance Work Environment that Employees Recommend	Attract and retain world-class talent and establish strategic partnerships to create the optimal, engaged, and winning team
Create Amazing Customer Experience that Customers Recommend	Deliver an exceptional wireless experience so customers stay longer, buy more, and tell their friends

We demonstrated our commitment to repositioning Sprint in the wireless industry by executing on these imperatives in fiscal year 2016, including:

✓	Delivering innovations such as the “Sprint Magic Box” and High Performance User Equipment (HPUE), which allow us to continue to unlock the value of our substantial spectrum holdings in a capital-efficient manner. In addition, third party sources continue to validate our network performance improvements. For example, Sprint’s overall network reliability continues to perform within one percent of our competitors, based on an analysis of Nielsen data;
✓	Reducing operational costs in fiscal year 2016, as we delivered $2.1 billion of year-over-year reductions in cost of service and selling, general and administrative expenses, bringing the 2-year total reduction to $3.4 billion;
✓	Improving our customer experience and offering an exceptional value proposition, which resulted in the highest postpaid phone gross additions in four years;
✓	Improving our financial flexibility by diversifying our funding sources that provide a lower cost of capital and retiring a portion of our debt maturities; and

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Executive Compensation

✓	Recruiting leaders in our industry from around the globe and employing an organizational focus to ensure Sprint is a work environment employees recommend.

The compensation decisions in the last fiscal year were made to continue to help achieve these transformation pillars, as discussed below, and fiscal year 2016 was a year marked by significant progress towards our goals.

Key Fiscal Year 2016 Compensation Decisions

Base Salary

Base salary is designed primarily to attract and retain employees. Our named executive officers’ salaries are based on a number of factors, including the nature, responsibilities and reporting relationships of the positions that they hold, individual performance of the executive, salary levels for incumbents in comparable positions at peer companies as well as other executives within our organization, and experience and tenure of the executive. For fiscal year 2016, the Compensation Committee approved an increase to Mr. Draper’s annual base salary from $400,000 to $475,000 to compensate him for his return to lead Sprint’s Prepaid Group after he was chosen to temporarily lead Sprint’s Virgin Evolution efforts. None of our other named executive officers received a salary increase in fiscal year 2016.

2016 STIC Plan

Our STIC plan is our annual cash incentive plan, which is intended to help ensure that annual incentives are tied to the successful achievement of critical operating and financial objectives that are the leading drivers of sustainable increases in stockholder value. Participants generally had to be employed on March 31, 2017 in order to earn STIC plan awards for the fiscal year 2016 performance period. A prorated payout was available for employees who were terminated during the year as the result of death, disability, retirement, or involuntary termination without cause. Under the STIC plan, our named executive officers are eligible to receive a target incentive opportunity, expressed as a percentage of base salary. Mr. Cano’s fiscal year 2016 target incentive opportunity was determined using market analytics, and the target opportunities for our other named executive officers did not change year-over-year. The target opportunities for the named executive officers for fiscal year 2016 are set forth in the table below.

Named Executive Officer	FY 2016 STIC Plan Target Opportunity (% of Base Salary)	FY 2016 STIC Plan Target Opportunity ($)
Claure	200	3,000,000
Robbiati	125	1,000,000
Cano	100	206,575(1)
Draper	90	376,644
Crull	100	800,000

(1)	Mr. Cano’s fiscal year 2016 STIC plan target opportunity was prorated to reflect his start date of February 2, 2017.

To further our goal of tying a significant portion of each named executive officer’s total annual compensation to our business performance, the STIC plan provided on an objective-by-objective basis for a payment equal to the named executive officer’s targeted opportunity (set at a

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Executive Compensation

percentage of his base salary) only if our actual results met targeted performance levels. If our actual performance exceeded the targeted objectives, named executive officers were eligible for a payout in excess of their respective targeted opportunities (but capped at 200%). Similarly, if our actual performance was below the target objectives, but exceeded the minimum threshold levels, named executive officers were eligible for a payout below their respective targeted opportunities. If the minimum aggregate threshold level of performance was not attained, no payments would be earned under the STIC. To ensure that the results under the formulaic STIC metrics fully reflected the Company’s overall performance for the year, the Compensation Committee retained discretion to adjust payouts at year-end. Refer to our discussion below under “Tax Deductibility of Compensation” for a discussion of the potential tax deductibility of certain performance-based awards under Section 162(m) of the Internal Revenue Code.

The chart below summarizes the metrics and weightings set for the Corporate 2016 STIC plan in support of the transformational pillars previously discussed.

In determining the amount earned under the STIC plan, each named executive officer’s achievement was measured against Corporate objectives (except for Mr. Crull, whose objective was allocated 75% to Central Region objectives and 25% to Corporate objectives from April 1, 2016 to November 26, 2016 and 100% to Corporate objectives from November 26, 2016 through March 31, 2017). This change in Mr. Crull’s allocation was a result of his transition from President – Central and Northeast to his current role. The Compensation Committee reviewed with management the degree to which each senior officer met certain specific individual performance objectives as well as qualitative assessments of each officer’s performance. The Compensation Committee elected not to make individual performance adjustments with respect to any of our named executive officers’ 2016 incentive awards.

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Executive Compensation

Actual results based on the objectives and targets set for the Corporate 2016 STIC plan are outlined in the table below and resulted in a payout of 86.6% of target opportunity:

Objective	Fiscal Year 2016 Minimum Threshold	Fiscal Year 2016 Target	Fiscal Year 2016 Maximum	Actual Results	Earn-out Percentage
Volume Adjusted Operating Expense	$23,450,000,000	$22,750,000,000	$22,050,000,000	22,691,000,000	120.99%
Operating Revenue	$33,074,000,000	$34,074,000,000	$35,074,000,000	33,375,000,000	79.05%
Postpaid Handset Net Additions	500,000	1,340,000	1,740,000	930,000	85.37%
Postpaid Tablet Net Additions	560,000	608,000	788,000	(281,000)	0%
Prepaid Net Additions	(346,000)	(346,000)	0	(1,020,000)	0%
Improvement in Sprint Promoter Score	4	7	12	5	81%
Corporate Payout Percentage					86.6%

Mr. Crull earned a portion of his STI payment in accordance with the corporate objectives described in the table above as well as the Central Region objectives, which resulted in a payout of 60.99% to be paired with the portion of the Corporate objectives payout of 86.6%. During the portion of the year he served as President Central and Northeast, he received 75% of his objectives allocated to the Central region objectives and 25% allocated to Corporate objectives, and in his current role, he received 100% of his objectives allocated to Corporate objectives.

Accordingly, the named executive officers received STIC payments as follows:

Named Executive Officer	FY 2016 STIC Plan Target Opportunity ($)	Aggregate Payout Percentage (%)	FY 2016 STIC Plan Payout ($)
Claure	3,000,000	86.6	2,598,000
Robbiati	1,000,000	86.6	866,000
Cano	206,575	86.6	178,894
Draper	376,644	86.6	326,174
Crull	800,000	73.97	591,749

LTIC Plan

Our LTIC plan is designed to encourage retention, link payment of performance-based awards to achievement of financial and operational objectives critical to our long-term success, and create a commonality of interests between our executives and our stockholders. By dovetailing with the STIC plan, our LTIC plan is also intended to create balance between short-term, or annual, performance goals and longer-term objectives that are critical to growing and sustaining stockholder value. Under the 2016 LTIC plan, each of our named executive officers (other than Mr. Claure) is

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Executive Compensation

eligible to earn equity-based awards subject to performance-based and/or service-based vesting conditions. In addition, as described in last year’s proxy statement, the special Turnaround Incentive Award granted to Mr. Claure in the fiscal year ended March 31, 2016 served as a three year award. Accordingly, Mr. Claure did not receive an equity award in fiscal year 2016, and Mr. Claure is not entitled to LTIC awards for 2017 and 2018 based on the terms of his 2015 TIA award.

2016 LTIC. The participating named executive officers’ fiscal year 2016 LTIC plan awards were granted under our Amended and Restated 2015 Omnibus Incentive Plan in the form of time-based restricted stock units (RSUs), performance-based RSUs, and stock options (as opposed to any cash-settled awards) to emphasize the imperative of achieving long-term growth and alignment with stockholder interests. Stock options only have value if Sprint’s stock price increases after the grant date. Allocations of the three types of awards granted under our 2016 LTIC plan are as follows:

Type of Award	Percent of 2016 LTIC Plan Opportunity	Vesting

Time-based RSUs	20%	Generally cliff vest on May 13, 2019
Performance-based RSUs (pRSUs)	40%

Generally vest on May 13, 2019, with earn-out allocated one-third to each of three annual performance periods (fiscal years 2016, 2017, and 2018) with vesting of each third conditioned on achievement against objectives

Earned pRSUs remain subject to a continued service-vesting requirement until the third anniversary of the grant date, thus ensuring that all earned pRSUs remain fully subject to the Company’s stock price performance for the duration of the vesting period

Time-based stock options	40%	Generally vest ratably on each of May 13, 2017, 2018 and 2019 Only have value if the Company’s stock price increases from the date of grant

For fiscal year 2016, each of our named executive officers (except for Mr. Claure, who was not eligible to receive an LTIC award for 2016 as described above) was granted a target opportunity under the LTIC plan, as follows:

Named Executive Officer	2016 LTIC Plan Target Opportunity ($)
Claure	—
Robbiati	1,500,000
Cano	445,205(1)
Crull	2,000,000
Draper	900,000

(1)	Mr. Cano’s fiscal year 2016 LTIC plan target opportunity was prorated to reflect his start date of February 2, 2017.

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Executive Compensation

The Compensation Committee typically grants equity awards under the LTIC plan in May, following a review of the fiscal year budget and an assessment of the factors critical to driving long-term stockholder value. Grants of awards under the 2016 LTIC plan were made in May 2016 (February 2017 for Messrs. Cano and Draper), with earn-outs of pRSUs granted under the 2016 LTIC plan for the first annual performance period based on the 12-month performance period ended March 31, 2017 noted below.

Performance-Based RSUs. Similar to our STIC plan, the pRSUs granted under our LTIC plan provided for a payment equal to the named executive officer’s targeted opportunity for such awards (set at a percentage of his total LTIC plan opportunity) only if our actual results meet the targets for each completed performance period. An earn-out of pRSUs in excess of a named executive officer’s targeted opportunity may be made if our actual performance exceeds the targeted objectives (but capped at 200%), an earn-out below targeted opportunity may be made if our actual performance is below the target objectives but exceeds the minimum threshold level, and no earn-out would be made if our actual performance does not exceed the minimum threshold level. Earn-outs achieved under the LTIC plan are subject to the Compensation Committee’s negative discretion. Refer to our discussion below under “Tax Deductibility of Compensation” for a discussion of the potential tax deductibility of certain performance-based awards under Section 162(m) of the Internal Revenue Code.

Grants of pRSUs under our 2016 LTIC plan were allocated one-third to each of three fiscal year performance periods. Given the focus on profitability and cash flow for this performance period, the Compensation Committee adopted objectives for the pRSUs for the first annual performance period (fiscal year 2016) that were equally weighted between EBIT and Adjusted Free Cash Flow:

Objective	Fiscal Year 2016 Minimum Thresholds	Fiscal Year 2016 Target	Fiscal Year 2016 Maximum	Actual Results	Earn-out Percentage
EBIT	$1,300,000,000	$2,314,000,000	$2,892,000,000	1,764,000,000	77.51%
Adjusted Free Cash Flow	$(700,000,000)	$0	$578,000,000	612,000,000	200%
Achievement					138.76%

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Executive Compensation

Results for the 2016 LTIC plan for the 2016 LTIC plan pRSUs covered by the fiscal year 2016 performance period were as follows, with the earned pRSUs for this tranche of the 2016 LTIC plan grant generally scheduled to vest on May 13, 2019:

Named Executive Officer	2016 LTIC Plan Target pRSUs for FY 2016 ($)	2016 LTIC Plan Target pRSUs for FY 2016 (#)	2016 LTIC Plan pRSUs Earned for FY 2016 (#)
Robbiati	243,255	56,179	77,954
Cano	58,874	6,902	9,577
Crull	324,343	74,906	103,940
Draper	119,019	13,953	19,361

2015 and 2014 LTIC. The 2015 and 2014 LTIC plans also have pRSUs allocated one-third to each of three annual performance periods. The second and third annual performance periods of the 2015 and 2014 LTIC plans, respectively, covering our 2016 fiscal year, had the same targets and objectives as the first annual performance period of the 2016 LTIC plan. Results based on the objectives and targets for these performance periods covering our 2016 fiscal year were the same as reported above for the second and third annual performance periods of the 2015 and 2014 LTIC Plans. Accordingly, for the fiscal year 2016 performance period under the 2015 and 2014 LTIC plans, for the award of pRSUs covering our fiscal year 2016 performance period, cumulative results for the 2015 and 2014 LTIC plan for fiscal year 2016 were as follows, with the earned pRSUs generally scheduled to vest three years from grant date: 645,936, 66,873, 52,305, and 73,272 for Messrs. Claure, Robbiati, Draper, and Crull, respectively. Mr Cano did not participate in the 2015 and 2014 LTIC plans because he was hired in February 2017.

Turnaround Incentive Awards

In fiscal year 2015, Sprint granted TIA awards to Messrs. Claure, Robbiati, and Crull. In fiscal year 2016, Sprint granted TIA awards to Messrs. Cano and Draper. Mr. Cano received his TIA award in connection with his arrival at Sprint and Mr. Draper received his TIA award (and delayed 2016 LTIC plan grant) in connection with his transition back to Sprint’s Prepaid Group because he did not receive a TIA award in fiscal year 2015 due to his temporary assignment to Virgin Evolution.

The TIA awards, granted in the form of performance-based RSUs, can be earned based on the achievement of specified volume-weighted average prices of our common stock during regular trading on the NYSE over any 150-calendar day period (VWAP Prices) during the performance periods specified in the tables below. The Compensation Committee determined to grant the TIA awards in order to recruit and retain executive officers and focus the leadership team on a common set of objectives driven by the six pillars described above. In addition, all of Sprint’s non-executive employees received TIA awards in fiscal year 2016 to create a cohesive performance incentive among our employees and our executives.

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Executive Compensation

Payouts for the TIA awards are determined as follows:

Named Executive Officer	Performance Period	Target Number of Shares Under TIA Awards	Highest VWAP Price During Performance Period	Percentage of Earned TIA Awards
Claure	6/1/2015 – 5/31/2019	10,000,000	Less than $7.00	0%
Robbiati	6/1/2015 – 5/31/2019	1,250,000	7.00	25%
Cano	2/2/2017 – 5/31/2019	1,750,000	$7.50	50%
Draper	9/21/2016 – 5/31/2019	625,000	$8.00	100%
Crull	6/1/2015 – 5/31/2019	2,500,000	Greater than $10.00	120%

The TIA awards granted to our named executive officers in fiscal years 2015 and 2016, except for those granted to Mr. Cano, have been earned 100% because we achieved the $8.00 VWAP price target, but remain subject to certain vesting requirements based on the following schedule:

Named Executive Officer	Vesting Schedule
Claure	50% on August 7, 2019 and 50% on August 7, 2020
Robbiati	50% on August 31, 2019 and 50% on August 31, 2020
Cano	50% on February 1, 2020 and 50% on February 1, 2021
Crull	50% on May 31, 2019 and 50% on May 31, 2020
Draper	50% on September 21, 2020 and 50% on September 21, 2021

Other Components of Executive Compensation

Our named executive officers’ total rewards opportunities consisted of a number of other elements important to our compensation philosophy for fiscal year 2016 of attracting, retaining, and motivating our named executive officers.

Employee Benefit Plans and Programs. Our compensation program includes a comprehensive array of health and welfare benefits in which our eligible employees, including our named executive officers, are eligible to participate on terms and conditions substantially similar to those that apply for our other employees. We pay all of the costs for some of these benefit plans, and participants contribute a portion of the cost for other benefit plans. We also maintain an employee stock purchase plan, in which our eligible employees, including our named executive officers, are eligible to participate.

Retirement Program. Our retirement program consists of the Sprint Corporation 401(k) Plan, which provides participants with a fixed matching contribution on up to 50% on the first 4% of eligible compensation to help build financial security for their future. The matching contribution can be increased to 4% of eligible compensation based on a discretionary matching formula centered around EBIT as approved by the Compensation Committee, but this did not occur during fiscal year 2016. The amount of any matching contributions made by us to participating named executive officers is included in the “All Other Compensation” column of the Fiscal Year 2016 Summary Compensation Table below.

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Deferred Compensation. Certain employees, including our named executive officers, are offered the opportunity to participate in the Sprint Corporation Deferred Compensation Plan, a nonqualified and unfunded plan, under which employees may defer to future years the receipt of certain compensation in addition to that eligible under the 401(k) plan. Participants may elect to defer up to 50% of base salary, up to 75% of STIC plan payments. We believe this plan helps attract and retain executives by providing them with another tax efficient method to plan for retirement, although none of our named executive officers participated in the plan during fiscal year 2016.

Personal Benefits and Perquisites. The personal benefits and perquisites that we provide to our named executive officers are intended to promote executive retention and to allow our executives to maximize their focus on Sprint. In accordance with the Company’s relocation policy applicable to senior executives, the Company provided relocation benefits to executives in connection with the hiring of such executives from various locations. These benefits are summarized in footnote five to the Fiscal Year 2016 Summary Compensation Table below. Pursuant to his employment agreement, Mr. Claure is permitted to use up to six hours of flight time per month for personal travel on our corporate aircraft for security and efficiency purposes. Any unused hours are carried over to the next month, and Mr. Claure is required to pay the full incremental cost (but not the fixed cost) calculated pursuant to federal aviation regulations associated with personal use of the aircraft to the extent he exceeds his monthly allotted flight time (plus carryover hours). Mr. Claure is also permitted to have his family or guests accompany him on the corporate aircraft for business and personal travel. The amount of non-business use of the corporate aircraft for Mr. Claure is higher in fiscal year 2016 because the Compensation Committee approved six additional flight hours under this provision for six months, increasing the amount of such flight time allowance to twelve hours per month for June 2016 through November 2016, because of personal circumstances requiring additional travel for Mr. Claure during that period.

Severance Benefits. Pursuant to their employment agreements, our named executive officers are entitled to certain severance benefits upon a qualifying termination of employment that is not in connection with a change in control. We provide these benefits because they are market competitive and assist us in attracting key executives. For more information, please see “Fiscal Year 2016 Potential Payments upon Termination of Employment or Change in Control.”

Change in Control. If a transaction that could result in a change in control were under consideration, we expect that our named executive officers would face uncertainties about how the transaction may affect their continued employment with us. We believe it is in our stockholders’ best interest if our named executive officers remain employed and focused on our business through any transition period following a change in control and remain independent and objective when considering possible transactions that may be in stockholders’ best interests but possibly result in the termination of their employment. Our change in control benefits accomplish this goal by providing each eligible named executive officer with a meaningful severance benefit in the event that a change in control occurs and, within a specified time period of the change in control, his employment is involuntarily terminated without “cause” or voluntarily terminated for “good reason.”

The Sprint Corporation Change in Control Severance Plan, which we refer to as the CIC plan, provides severance benefits to a select group of senior executives, including our named executive officers, in the event of a qualified termination of employment in connection with a transaction that results in a change in control. Any of these benefits payable would be reduced to the extent of any severance benefit otherwise available under any other applicable policy, program, agreement, or plan so that there would be no duplication of benefits. We believe that the benefits upon termination in

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connection with a change in control to which our named executive officers are entitled, as described in “Fiscal Year 2016 Potential Payments upon Termination of Employment or Change in Control,” are likewise competitive within our peer group.

Employment Agreements and Other Decisions

Sign-on Bonuses. Pursuant to the terms of their employment agreements, we agreed to pay sign-on bonuses to Messrs. Cano and Crull. In connection with his appointment as our Chief Operating Officer, Mr. Cano received a sign-on bonus of $300,000, which is subject to repayment if his employment with us terminates under certain circumstances prior to February 2, 2019, and he received a sign-on RSU award covering 158,902 shares that vested on March 24, 2017 and 119,873 shares that are generally scheduled to vest on March 24, 2018. Pursuant to his employment agreement, which he entered into on May 31, 2015, Mr. Crull received the remaining $250,000 of his sign-on bonus in fiscal year 2016, as further described in our proxy statement for the year ended March 31, 2016.

We have employment agreements with each of our named executive officers. Discussion of the material terms of our employment agreements with our named executive officers can be found in the tabular and narrative discussion under “Fiscal Year 2016 Potential Payments upon Termination of Employment or Change in Control.”

Setting Executive Compensation

Role of Compensation Consultant and Executive Officers

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant. FW Cook provides no services to us other than advisory services for executive and director compensation and has no other relationships with Sprint. FW Cook works with management only at the request and under the direction of the Compensation Committee and only on matters for which the Compensation Committee has oversight responsibility. The Compensation Committee has assessed the independence of FW Cook, as required under NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors, including those required by the SEC that could give rise to a potential conflict of interest with respect to FW Cook during fiscal year 2016. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work performed by any advisors to the Compensation Committee.

Representatives of FW Cook attend Compensation Committee meetings at the Compensation Committee’s request and provide guidance to the Compensation Committee on a variety of compensation issues. The primary point of contact at FW Cook frequently communicates with the chair of the Compensation Committee and interacts with all Compensation Committee members without management present.

FW Cook has reviewed the compensation components and levels for our named executive officers and advised the Compensation Committee on the appropriateness of our compensation programs, including our incentive and equity-based compensation plans, retention incentives, and proposed employment agreements, as these matters arose during fiscal year 2016. The Compensation Committee has directed that FW Cook provide this advice taking into account our overall executive compensation philosophy as described above. FW Cook prepares the market comparison data discussed below, reviews the results with the Compensation Committee, and provides recommendations and guidance on the reasonableness of new compensation plans, programs, and arrangements.

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In addition to its ongoing support of the Compensation Committee and continuous advice on compensation design, levels, and emerging market practices, FW Cook periodically conducts a comprehensive review of our overall executive compensation program, including direct and indirect elements of compensation, to ensure that the program operates in support of our short- and long-term financial and strategic objectives and that it aligns with evolving corporate governance “best practices.”

Our CEO periodically discusses the design of, and makes recommendations with respect to, our compensation programs and the compensation levels of our other named executive officers and certain key personnel with the Compensation Committee. Our CEO does not make recommendations to the Compensation Committee with regard to his own compensation; rather, FW Cook provides the Compensation Committee with an annual report on CEO compensation and a range of alternatives with regard to potential changes.

Process for Setting Executive Compensation

The Compensation Committee annually reviews the compensation packages of our named executive officers in the form of “tally sheets.” These tally sheets value each component of compensation and benefits, including a summary of the outstanding equity holdings of each named executive officer as of fiscal year-end and the value of such holdings at various assumed stock prices. The tally sheets also set forth the estimated value that each of our named executive officers would realize upon termination under various scenarios.

The Compensation Committee uses these tally sheets when considering adjustments to base salaries and awards of equity-based or other remuneration and in establishing incentive plan target opportunity levels as follows:

✓	Comparing each named executive officer’s total compensation against a similar position in our peer group as a market check;
✓	Understanding the impact of decisions on each individual element of compensation on total compensation for each named executive officer; and
✓	Assuring that equity compensation represents a portion of each named executive officer’s total compensation that is in line with our philosophy of motivating the executives and aligning their interests with those of our stockholders.

Although the Compensation Committee reviews and considers the amounts realizable by our named executive officers under different termination scenarios, including those in connection with a change in control, as well as the current equity-based award holdings, these are not the primary considerations in the assessment and determination of annual compensation for our named executive officers.

Use of Market Comparison Data

To assist in setting total compensation levels that are reasonably competitive, the Compensation Committee annually reviews market trends in executive compensation and a competitive analysis prepared by FW Cook. This information is derived from the most recent proxy statement data of companies in a peer group of telecommunications and high-technology companies and, where limited in its functional position match to our executives, is supplemented with data on our peer group from a published compensation survey prepared by Willis Towers Watson of approximately 80 participating industry companies all with revenues exceeding $4 billion. The compensation data, and not the identity of the individual companies participating in the surveys for

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this database, was the most significant factor considered by the Compensation Committee with respect to its fiscal year 2016 executive compensation decisions.

Taking into consideration the recommendations of FW Cook, the Compensation Committee determines companies for our peer group based on similarity of their business model and product offerings as well as comparability from a size perspective, including annual revenue, market capitalization, net income, enterprise value and number of employees. Accordingly, the Compensation Committee approved the use of the following 14 companies for its fiscal year 2016 executive compensation market comparison analysis:

AT&T, Inc.; CenturyLink, Inc.; Cisco Systems, Inc.; Comcast Corporation; Computer Sciences Corporation; EMC Corporation; Intel Corporation; Motorola Solutions, Inc.; Qualcomm Incorporated; Texas Instruments Incorporated; T-Mobile US, Inc.; Time Warner Cable, Inc.; Verizon Communications Inc.; and Xerox Corporation.

This peer group did not change from fiscal year 2015, except that DIRECTV was removed from the group as a result of its acquisition by AT&T. Sprint’s size positioning remains reasonable in relation to this group because Sprint’s revenue is between the median and 75th percentile, which is balanced by Sprint’s market capitalization that is near the 25th percentile. In addition, the group, as a whole, continues to represent a reasonable match to Sprint in business content. The Compensation Committee does not follow a specific formula in making its pay decisions but rather uses market comparison data as a frame of reference. We do not target a specific percentile in the range of compensation data for each individual or for each component of compensation. The Compensation Committee exercises its judgment by taking into consideration a multitude of other important factors such as experience, individual performance, and internal pay equity in setting target compensation levels, but actual payouts under our variable incentive plans are primarily determined based on formulaic outcomes. The Compensation Committee, however, considers unrealized appreciation in outstanding equity awards when reviewing each executive’s compensation.

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Corporate Governance Highlights

We endeavor to maintain stockholder-friendly compensation practices, including with respect to our executive compensation practices, which include the following:

Stockholder-Friendly Compensation Practices We Embrace	Unfavorable Compensation Practices We Avoid

•     The majority of the compensation program provided to our senior executives is performance-based compensation

•     80% of our long-term incentive value is delivered in performance-oriented awards (in other words, stock options and performance shares); 40% is delivered in performance-vesting awards; only 20% of our long-term incentive program is delivered in time-based restricted stock

•     The peer group we use for market comparisons of compensation levels and practices appropriately reflects our size and industry of operations

•     We provide few entitlements or elements of non-performance-based compensation

•     We maintain a clawback provision in our incentive compensation programs under which we may recover cash and equity payouts

•     We expect our senior executives to hold significant ownership in Sprint through meaningful stock ownership guidelines

•     Our severance benefits are positioned conservatively relative to market practices, with no benefit in excess of two times base salary plus annual incentive (a majority of senior new hires are receiving one times base salary plus annual incentive)

•     We do not provide excise tax gross-ups

•     We do not employ single-trigger cash severance or equity acceleration

•     We do not provide excessive perquisites to our executives

•     We do not reprice underwater stock options without stockholder approval

Stock Ownership Guidelines

We have stock ownership guidelines for our named executive officers and other members of our senior management team. The board believes ownership by executives of a meaningful financial stake in Sprint serves to align executives’ interests with those of our stockholders. Our guidelines encourage our CEO to hold shares of our common stock with a value equal to five times his base salary and encourage the other continuing named executive officers to hold shares of our common stock with a value equal to three times their respective base salaries. Eligible shares and share equivalents counted toward ownership consist of:

•	RSUs, including TIAs;
•	common or preferred stock, including shares purchased through our Employee Stock Purchase Plan;
•	intrinsic value (the excess of the current stock price over a stock option’s exercise price) of vested, in-the-money stock options; and
•	share units held in our 401(k) plan and various deferred compensation plans.

Individuals subject to the stock ownership guidelines have five years beginning on the date on which the person becomes subject to the ownership guidelines to achieve the ownership requirement. For fiscal year 2016, all of our named executive officers who had been with Sprint for at least five years had met the stock ownership guidelines.

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2016 Stockholder Say-on-Pay Vote

We provide our stockholders with the opportunity to cast an annual advisory vote on named executive officer compensation (a say-on-pay proposal). At our 2016 annual meeting of stockholders, 92.2% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee considered the voting results at discussions among its members during the remainder of its fiscal year 2016 meetings, and the Compensation Committee believes this vote affirms stockholders’ support of Sprint’s approach to executive compensation. Notwithstanding the overwhelming support in the say-on-pay vote, we reached out to our non-affiliated stockholders as discussed above to solicit feedback on our executive compensation program. As a result of this consideration, we did not change our approach to named executive officer compensation in fiscal year 2016 solely in response to the say-on-pay proposal results; however, Ron Fisher left our Compensation Committee in fiscal year 2016 in order for the board to have an entirely independent Compensation Committee.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)), limits to $1 million the amount of non-performance-based remuneration that we may deduct from our taxable income in any tax year with respect to our CEO and the three other most highly compensated executive officers, other than the CFO, at the end of the year. Section 162(m) provides, however, that we may deduct from our taxable income without regard to the $1 million limit the full value of all “qualified performance-based compensation.” Our base salary and perquisites and other personal benefits are not considered “qualified performance-based compensation” and therefore are subject to the limit on deductibility. Our STIC plan, certain of our LTIC plan awards, and certain TIA awards may be able to qualify as “qualified performance-based compensation” if certain requirements are met, including among other things if the maximum number of stock option or full value share awards and the maximum amount of cash performance-based remuneration that may be payable to any one executive officer has been disclosed to and approved by stockholders prior to the award or payment.

The Compensation Committee generally considers Section 162(m) deductibility in designing our compensation program and incentive-based compensation plans. In general, we may design our STIC plans and certain portions of our LTIC plans and other incentives to be compliant with the performance-based compensation rules of Section 162(m) in order to maximize deductibility. In certain circumstances, however, the Compensation Committee may determine it is necessary or advisable, including to retain executives or attract candidates for senior level positions, to offer compensation packages in which the non-performance-based elements exceed the $1 million Section 162(m) deductibility limit. The Compensation Committee makes no assurance that such compensation will be fully deductible for federal income tax purposes. Moreover, even if the Compensation Committee intends to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m), Sprint cannot guarantee that such compensation will so qualify or ultimately will be deductible.

The awards under our 2016 STIC plan, pRSUs under the LTIC plan, and TIAs are designed so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m), except the pRSUs for the first annual performance period of the 2016 LTIC plan and a portion of the TIA awards granted to Messrs. Draper and Cano on February 2, 2017 are not intended to be qualified performance-based compensation under Section 162(m).

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For the 2016 STIC plan, a sub-committee of the Compensation Committee comprised of Messrs. Bethune and Mullen (Section 16 Sub-Committee) established Section 162(m) objectives for the named executive officers potentially subject to Section 162(m) at a small fraction of a percentage of our adjusted operating income (approximately 1% or less) for the performance cycle. The Section 16 Sub-Committee is precluded from exercising upward discretion to the payout achieved under the Section 162(m) objectives. The Section 16 Sub-Committee then exercised its negative discretion to make payments under the 2016 STIC plan at levels below the payout achieved under the Section 162(m) objectives for the fiscal year 2016 performance period, as guided by the performance metrics discussed under “Key Fiscal Year 2016 Compensation Decisions—2016 STIC Plan.”

For the first annual performance period under the 2016 LTIC plan, the second annual performance period under the 2015 LTIC plan, and the third annual performance period under the 2014 LTIC plan, the Section 16 Sub-Committee established a Section 162(m) objective for the pRSUs for the named executive officers potentially subject to Section 162(m) based on cumulative adjusted operating income during the performance cycle. The Section 16 Sub-Committee is precluded from exercising upward discretion to the payout achieved under the Section 162(m) objective. The Section 16 Sub-Committee then exercised its negative discretion to set the performance adjustment for the first annual performance period under the 2016 LTIC plan, second annual performance period of the 2015 LTIC plan and the third annual performance period under the 2014 LTIC plan at levels below the earn-out achieved under the Section 162(m) objective for the performance period, as guided by the performance metrics discussed under “Key Fiscal Year 2016 Compensation Decisions—LTIC Plan.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed Sprint’s Compensation Discussion and Analysis with management. Based on these reviews and discussions, the Compensation Committee recommended to the board that Sprint’s Compensation Discussion and Analysis be included in this proxy statement and Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

The Compensation Committee

Gordon Bethune, Chair

Adm. Michael Mullen

Relationship of Compensation Practices to Risk Management

We have assessed whether there are any risks arising from our compensation policies and practices for our employees and factors that may affect the likelihood of excessive risk taking. Based on that review, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee’s independent consultant, FW Cook, considered risk in all aspects of the plans in which our executives participate and advised the Compensation Committee accordingly. FW Cook confirmed its view that there are no aspects of the programs described in the preceding Compensation Discussion and Analysis that create an incentive to take risks that are reasonably likely to have a material adverse effect on the Company.

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Fiscal Year 2016 Summary Compensation Table

The table below summarizes the compensation of our named executive officers for fiscal years 2016, 2015, and 2014. The named executive officers for fiscal year 2016 are Marcelo Claure, our President and CEO; Tarek Robbiati, our CFO; Nestor Cano, our COO; Dow Draper, our President, Sprint Prepaid Group; and Kevin Crull, our President, Omnichannel Sales (President, Central and Northeast until November 26, 2016).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Marcelo Claure President and Chief Executive Officer	2016	1,500,000	—	2,796,903	—	2,598,000	578,190	7,473,093
	2015	1,500,000	—	22,062,521	—	3,000,000	402,483	26,965,004
	2014	923,077	2,420,330	10,571,397	7,746,242	—	137,417	21,798,463
Tarek Robbiati Chief Financial Officer	2016	800,000	—	923,730	571,945	866,000	35,513	3,197,188
	2015	446,153	1,034,970	8,815,834	793,000	584,699	68,443	11,743,099
Nestor Cano Chief Operating Officer	2016	160,000	300,000	18,332,964	173,908	178,894	24,505	19,170,271
Dow Draper President, Prepaid	2016	415,000	—	6,682,667	351,561	326,174	5,300	7,780,702
Kevin Crull President, Omnichannel Sales	2016	800,000	250,000	1,162,834	762,594	591,749	5,300	3,572,477
	2015	627,692	500,000	5,513,860	771,340	800,000	526,843	8,739,735

(1)	For Mr. Cano, the reported amount consists of a sign-on bonus of $300,000. For Mr. Crull, the reported amount for fiscal year 2016 consists of the portion of his sign-on bonus earned in fiscal year 2016 pursuant to his employment agreement.

(2)	For 2016, the reported amount represents the aggregate value of four types of awards, as applicable, consisting of (a) pRSUs allocable to the fiscal year 2016 performance period under the 2016 LTIC plan, (b) time-based RSUs under the 2016 LTIC plan, (c) pRSUs allocable to the fiscal year 2016 performance period under the 2015 and 2014 LTIC plans, and (d) TIA awards of RSUs, as shown in the following table.

Name	2014 pRSUs ($)	2015 pRSUs ($)	2016 RSUs ($)	2016 pRSUs ($)	2016 TIA ($)	Total ($)
Claure	2,796,903	—	—	—	—	2,796,903
Robbiati	—	289,558	296,630	337,541	—	923,730
Cano	—	—	2,466,270	81,694	15,785,000	18,332,964
Draper	83,714	142,769	178,533	165,151	6,112,500	6,682,667
Crull	—	317,269	395,507	450,058	—	1,162,834

For the 2016 time-based RSU awards, the value represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The time-based RSUs generally vest on May 13, 2019.

Amounts for the fiscal year 2016 portion of the pRSUs granted represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The pRSUs granted under the 2014 LTIC plan are reported based on target opportunity (in other words, probable outcome of the performance conditions) and generally vest on May 20, 2017, subject to achievement of the applicable performance conditions. Assuming maximum levels of performance are achieved, the aggregate grant date fair value would be $4,031,281 and $120,659 for Messrs. Claure and Draper, respectively, for the 2014 LTIC plan pRSUs. The pRSUs granted under the 2015 LTIC plan are reported based on target opportunity (in other words, probable outcome of the

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performance conditions) and generally vest on May 20, 2018, subject to achievement of the applicable performance conditions. Assuming maximum levels of performance are achieved, the aggregate grant date fair value would be $417,351, $238,038, and $648,686 for Messrs. Robbiati, Draper, and Crull, respectively, for the 2015 LTIC plan pRSUs. The pRSUs granted under the 2016 LTIC plan are reported based on target opportunity (in other words, probable outcome of the performance conditions) and vest generally on May 13, 2019, subject to achievement of the applicable performance conditions. Assuming maximum levels of performance are achieved, the aggregate grant date fair value would be $486,510, $117,749, $237,524, and $454,080 for Messrs. Robbiati, Cano, Draper, and Crull, respectively, for the 2016 LTIC plan pRSUs. For more information regarding the 2016 LTIC plan, see “Executive Compensation—Key Fiscal Year 2016 Compensation Decisions—LTIC Plan.”

For the 2016 TIA awards, the value represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The 2016 TIA RSUs are reported based on the probable outcome of achieving the volume-weighted average price target over any consecutive 150-calendar days during the applicable performance period as noted above. The maximum number of RSUs that could be earned pursuant to the 2016 TIA awards, if we were to achieve a $10.00 VWAP during the performance period, would be 2,100,000 for Mr. Cano and 750,000 for Mr. Draper.

See “—Note 2—Summary of Significant Accounting Policies” in Sprint’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, for more information regarding the assumptions upon which the above amounts are based.

(3)	For 2016, represents the values for option awards granted in connection with the 2016 LTIC plan. The values for the 2016 LTIC plan option awards represent the grant date fair value of the options computed in accordance with FASB ASC Topic 718. See “—Note 2—Summary of Significant Accounting Policies” in Sprint’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 for more information regarding the assumptions upon which these amounts are based.

(4)	The values shown for 2016 are the final payouts under the 2016 STIC plan, as shown in the table below.

Name	2016 STIC Plan ($)
Claure	2,598,000
Robbiati	866,000
Cano	178,894
Draper	326,174
Crull	591,749

Mr. Cano’s payout was prorated for the number of days he was employed during the 2016 fiscal year. Mr. Draper’s payout was prorated to account for the increase in his salary. For more information regarding our STIC plan, see “Executive Compensation—Key Fiscal Year 2016 Compensation Decisions—2016 STIC Plan.”

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(5)	For 2016, consists of perquisites and other personal benefits and tax gross-ups during fiscal year 2016 as follows:

Name	Non-Business Use of Corporate Aircraft ($)(i)	Relocation Costs ($)(ii)	Tax Gross-Ups ($)(iii)	Company Contributions to 401(k) Plan ($)
Claure	572,890	—	—	5,300
Robbiati	—	30,213	—	5,300
Cano	—	16,700	7,805	—
Draper	—	—	—	5,300
Crull	—	—	—	5,300

(i)	The incremental cost of non-business use of our aircraft is calculated by dividing the total variable costs (such as fuel, aircraft maintenance, engine warranty expense, contract labor expense and other trip expenses) by the total flight hours for the past twelve months and multiplying such amount by the individual’s total number of flight hours for non-business use for the year. Pursuant to his employment agreement, Mr. Claure is permitted to use up to six hours of flight time per month for personal travel on our corporate aircraft. Any unused hours are carried over to the next month. He is required to pay the full incremental cost (but not the fixed cost) in accordance with federal aviation regulations associated with personal use of the aircraft to the extent he exceeds his monthly allotted flight time (plus carryover hours). Mr. Claure is also permitted to have his family or guests accompany him on the corporate aircraft for business and personal travel. The amount of non-business use of the corporate aircraft for Mr. Claure is higher in fiscal year 2016 because the Compensation Committee approved six additional monthly flight hours under this provision for six months, increasing the amount of such flight time allowance to twelve hours per month for June 2016 through November 2016, because of personal circumstances requiring additional travel for Mr. Claure during that period.

(ii)	For Messrs. Robbiati and Cano, consists of relocation costs incurred in connection with relocation of their principal residences to the Overland Park, Kansas area in accordance with the Company’s relocation policy applicable to senior executives.

(iii)	For Mr. Cano, consists of customary tax gross-ups in connection with relocation of his principal residence to the Overland Park, Kansas area.

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Fiscal Year 2016 Grants of Plan-Based Awards

The table below summarizes awards under our 2016 STIC and LTIC incentive plans to our named executive officers for the fiscal year ended March 31, 2017, plus additional plan-based awards granted during fiscal year 2016. These awards consisted of the following:

•	Awards granted pursuant to our 2016 STIC plan;
•	Stock options, time-based RSUs and pRSUs granted pursuant to our 2016 LTIC plan; and
•	Turnaround Incentive Awards granted to certain of our named executive officers.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Comm- ittee Action Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Claure	05/02	05/02	STI(1)	1,632,000	3,000,000	6,000,000	—	—	—	—	—	—	—
	05/02	05/02	pRSU(2)	—	—	—	116,377	465,506	931,012	—	—	—	2,015,641
Robbiati	05/02	05/02	STI(1)	544,000	1,000,000	2,000,000	—	—	—	—	—	—	—
	05/02	05/02	pRSU(3)	—	—	—	12,048	48,193	96,386	—	—	—	208,676
	05/02	05/02	pRSU(4)	—	—	—	14,045	56,179	112,358	—	—	—	243,255
	05/13	05/13	RSU(5)	—	—	—	—	—	—	84,270	—	—	296,630
	05/13	05/13	SO(6)	—	—	—	—	—	—	—	271,493	3.44	571,945
Cano	05/02	05/02	STI(1)	112,377	206,575	413,150	—	—	—	—	—	—	—
	05/02	05/02	pRSU(4)	—	—	—	1,726	6,902	13,804	—	—	—	58,874
	02/02	02/02	TIA(7)	—	—	—	0	1,750,000	2,100,000	—	—	—	15,785,000
	02/02	02/02	RSU(5)	—	—	—	—	—	—	10,354	—	—	88,320
	02/02	02/02	RSU(8)	—	—	—	—	—	—	278,775	—	—	2,377,951
	02/02	02/02	SO(6)	—	—	—	—	—	—	—	39,139	8.53	173,908
Draper	05/02	05/02	STI(1)	204,894	376,644	753,288	—	—	—	—	—	—	—
	05/02	05/02	pRSU(2)	—	—	—	3,483	13,933	27,866	—	—	—	60,330
	05/02	05/02	pRSU(3)	—	—	—	5,941	23,762	47,524	—	—	—	102,889
	05/02	05/02	pRSU(4)	—	—	—	3,488	13,953	27,906	—	—	—	119,019
	02/02	02/02	TIA(7)	—	—	—	0	625,000	750,000	—	—	—	6,112,500
	02/02	02/02	RSU(5)	—	—	—	—	—	—	20,930	—	—	178,533
	02/02	02/02	SO(6)	—	—	—	—	—	—	—	79,121	8.53	351,561
Crull	05/02	05/02	STI(1)	435,200	800,000	1,600,000	—	—	—	—	—	—	—
	05/02	05/02	pRSU(3)	—	—	—	13,201	52,805	105,610	—	—	—	228,646
	05/02	05/02	pRSU(4)	—	—	—	18,727	74,906	149,812	—	—	—	324,343
	05/13	05/13	RSU(5)	—	—	—	—	—	—	112,360	—	—	395,507
	05/13	05/13	SO(6)	—	—	—	—	—	—	—	361,991	3.44	762,594

(1)	STI—Represents the threshold, target and maximum estimated possible payouts for fiscal year 2016 under our 2016 STIC plan.

(2)	pRSU—Represents the fiscal year 2016 portion of a pRSU award granted under our 2014 LTIC plan, which is subject to adjustment in accordance with the performance objectives. Vesting of any earned pRSUs generally occurs 100%, depending on achievement in the one-year performance period ending on March 31, 2017, on May 20, 2017 (August 18, 2017 for Mr. Claure).

(3)	pRSU—Represents the fiscal year 2016 portion of a pRSU award granted under our 2015 LTIC plan, which is subject to adjustment in accordance with the performance objectives. Vesting of any earned pRSUs generally occurs 100%, depending on achievement in the one-year performance period ending on March 31, 2017, on May 20, 2018.

(4)

pRSU—Represents the fiscal year 2016 portion of a pRSU award granted under our 2016 LTIC plan, which is subject to adjustment in accordance with the performance objectives. Vesting of any earned pRSUs generally occurs 100%, depending on achievement in the one-year performance period ending on March 31, 2017, on May 13, 2019.

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(5)	RSU—Represents a time-based RSU award granted under our 2016 LTIC plan. Vesting generally occurs 100% on May 13, 2019.

(6)	SO—Represents stock options granted under our 2016 LTIC plan. Vesting generally occurs 331\3% on each of May 13, 2017, May 13, 2018 and May 13, 2019.

(7)	TIA—Represents the estimated possible payouts for TIA awards. If the volume-weighted average price over any consecutive 150-calendar days during the performance period (September 21, 2016 through May 31, 2019 for Mr. Draper and February 2, 2017 through May 31, 2019 for Mr. Cano) is achieved, the earned TIA RSUs vest 50% on September 21, 2020 and September 21, 2021 for Mr. Draper and February 1, 2020 and February 1, 2021 for Mr. Cano.

(8)	RSU—Represents a time-based sign-on RSU award granted under our 2016 LTIC plan. 57% of the award vested on March 24, 2017. The remaining award vests on March 24, 2018.

Employment Agreements

We had employment agreements with each of our named executive officers during fiscal year 2016. For information regarding the material terms of such employment agreements, see the tabular and narrative disclosure under “—Compensation Discussion and Analysis” and “—Fiscal Year 2016 Potential Payments upon Termination of Employment or Change in Control.”

Outstanding Equity Awards at 2016 Fiscal Year-End

The table below summarizes option awards and stock awards outstanding as of March 31, 2017 held by each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(1)
Claure	1,966,051(2)	983,026(2)	5.62	8/18/2024	13,388,235(7)	116,209,880	—	—
Robbiati	100,000(3)	200,000(3)	5.06	8/31/2025	2,119,578(8)	18,397,937	160,553(8)	1,393,600
	—	271,493(4)	3.44	5/13/2026
Cano	—	39,139(4)	8.53	2/02/2027	139,804(9)	1,213,499	1,763,805(9)	15,309,827
Draper	55,762(5)	27,882(5)	8.99	5/20/2024	891,977(10)	7,742,360	51,670(10)	448,496
	130,558(6)	65,279(6)	4.75	12/8/2024
	56,074(3)	112,150(3)	4.70	5/20/2025
	—	79,121(4)	8.53	2/02/2027
Crull	124,610(3)	249,222(3)	4.65	5/31/2025	2,921,585(11)	25,359,358	202,619(11)	1,758,733
	—	361,991(4)	3.44	5/13/2026

(1)	Market value is based on the closing price of a share of our common stock of $8.68 on March 31, 2017.

(2)	Stock options generally vest/vested 331\3% on each of August 18, 2015, August 18, 2016 and August 18, 2017.

(3)	Stock options generally vest/vested 331\3% on each of May 20, 2016, May 20, 2017 and May 20, 2018.

(4)	Stock options generally vest/vested 331\3% on each of May 13, 2017, May 13, 2018 and May 13, 2019.

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(5)	Stock options generally vest/vested 33 1/3% on each of May 20, 2015, May 20, 2016 and May 20, 2017.

(6)	Stock options generally vest/vested 33 1/3% on each of December 8, 2015, December 8, 2016 and December 8, 2017.

(7)	Consists of 3,388,235 time-based RSUs that generally vest on August 18, 2017 and 10,000,000 time-based RSUs that generally vest 50% on each of August 7, 2019 and August 7, 2020.

(8)	Consists of time-based RSUs that generally vest as follows:

Amount	Vesting Date
520,000	August 31, 2017
187,354	May 20, 2018
162,224	May 13, 2019
1,250,000	50% on August 31, 2019 and August 31, 2020

Consists of pRSUs with respect to which the applicable performance periods have not been completed that generally vest as follows:

Amount	Vesting Date
48,193	May 20, 2018
112,360	May 13, 2019

(9)	Consists of time-based RSUs that generally vest as follows:

Amount	Vesting Date
119,873	March 24, 2018
19,931	May 13, 2019

Consists of pRSUs with respect to which the applicable performance periods have not been completed that generally vest as follows:

Amount	Vesting Date
13,805	May 13, 2019
1,750,000	50% on February 1, 2020 and February 1, 2021

(10)	Consists of time-based RSUs that generally vest as follows:

Amount	Vesting Date
101,413	May 20, 2017
32,895	September 10, 2017
92,378	May 20, 2018
40,291	May 13, 2019
625,000	50% on September 21, 2020 and September 21, 2021

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Consists of pRSUs with respect to which the applicable performance periods have not been completed that generally vest as follows:

Amount	Vesting Date
23,763	May 20, 2018
27,907	May 13, 2019

(11)	Consists of time-based RSUs that generally vest as follows:

Amount	Vesting Date
205,285	May 20, 2018
216,300	May 13, 2019
2,500,000	50% on May 31, 2019 and May 31, 2020

Consists of pRSUs with respect to which the applicable performance periods have not been completed that generally vest as follows:

Amount	Vesting Date
52,806	May 20, 2018
149,813	May 13, 2019

Fiscal Year 2016 Option Exercises and Stock Vested

The table below summarizes the option awards that were exercised and stock awards that vested during fiscal year 2016 with respect to each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Claure	—	—	—	—
Robbiati	—	—	—	—
Cano	—	—	158,902(2)	1,347,489
Draper	—	—	32,895(3)	222,535
Crull	—	—	—	—

(1)	Amounts reflect the average high and low common stock price as reported on the NYSE composite of the underlying common stock on the day the stock award vested multiplied by the number of shares that vested.

(2)	Mr. Cano surrendered 62,056 shares of common stock receivable upon the vesting of his stock award to satisfy tax withholding obligations, resulting in Mr. Cano receiving 96,846 shares of our common stock.

(3)	Mr. Draper surrendered 11,300 shares of common stock receivable upon the vesting of his stock award to satisfy tax withholding obligations, resulting in Mr. Draper receiving 21,595 shares of our common stock.

Fiscal Year 2016 Pension Benefits

During fiscal year 2016, none of our named executive officers participated in any pension programs including the Sprint Retirement Pension Plan and Sprint Supplemental Executive Retirement Plan.

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Executive Compensation

Fiscal Year 2016 Nonqualified Deferred Compensation

During fiscal year 2016, none of our named executive officers participated in any non-qualified deferred compensation plans including the Sprint Deferred Compensation Plan.

Fiscal Year 2016 Potential Payments upon Termination of Employment or Change in Control

Upon a termination of employment at the end of the fiscal year ended March 31, 2017, due to a resignation without good reason or termination by us with cause, our named executive officers would be entitled to only those payments and benefits provided to all of our salaried employees on a non-discriminatory basis (accrued benefits), including:

•	accrued salary and vacation pay; and
•	payment of any vested balances or accrued benefits under our 401(k) Plan, Sprint Corporation Deferred Compensation Plan, Qualified Plan, and SERP.

In addition, although none of our named executive officers satisfied the age and service requirements as of the end of the fiscal year ended March 31, 2017, if they had been and their termination had been at their normal retirement, they would be entitled to receive (consistent with benefits provided to all our salaried employees) accelerated vesting on options outstanding for one year and pro-rata vesting on RSUs outstanding for two years. Unvested RSUs will be forfeited as of the separation from service date. For more information on the retirement and deferred compensation benefits available to our named executive officers, see “Other Components of Executive Compensation” above.

Pursuant to the terms of our named executive officers’ respective employment agreements, equity award agreements and/or our Change in Control Severance Plan (CIC Severance Plan), upon an involuntary termination without cause or resignation for good reason (in connection with a change in control or not) or a termination in connection with their disability or death, our named executive officers would be entitled to not only their accrued benefits noted above, but other payments and benefits as set forth in more detail below.

While each of the applicable employment agreements and the CIC Severance Plan set forth relevant definitions in full, generally:

“Change in control” generally means: (1) the acquisition by a person or group, excluding SoftBank or its controlled affiliates, of 30% or more of Sprint’s voting stock; (2) a change in the composition of a majority of our directors; (3) the close of a merger, reorganization, business combination or similar transaction after which: (a) Sprint’s stockholders do not hold more than 50% of the combined entity, (b) the members of Sprint’s board do not constitute a majority of the directors of the combined entity, or (c) a person or group holds 30% or more of the voting securities of the combined entity; (4) Sprint ceasing to have equity securities trading on a national securities exchange; or (5) the liquidation or dissolution of Sprint.

We generally have “cause” to terminate the employment of a named executive officer involuntarily if that officer (1) materially breaches his employment agreement, (2) fails to perform his duties, (3) intentionally acts in a manner that is injurious to us, (4) is convicted of (or pleads no contest to) any felony, (4) commits any intentional or knowing violation of any material antifraud provision of federal or state securities laws, (5) committed any willful misconduct or criminal activity, (6) is abusing alcohol or prescription drugs in a manner that affects work performance, (7) uses illegal drugs, or (8) violates our code of conduct.

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“Good reason” generally means the occurrence of any of the following without the named executive officer’s consent:

•	our material breach of his employment agreement; a reduction in salary or short-term incentive compensation target opportunity, except for across-the-board reductions; certain relocations; or, for Mr. Claure, a material diminution in responsibilities or authorities or a material adverse change in his position or title; or
•	in connection with a change in control:
¡	a significant and adverse reduction of a named executive officer’s duties or responsibilities or organizational status;
¡	the failure to provide a long-term incentive compensation opportunity comparable to other senior executives or a greater than 10% across-the-board reduction to any of base salary or short- or long-term incentive compensation opportunities;
¡	reduction in the aggregate employee benefits, except for across the board reductions; or
¡	our failure to obtain an agreement from a successor to assume the employment agreement or the CIC Severance Plan.

As a condition to a named executive officer’s entitlement to receive the amounts below, except for vested retirement or death benefits, such officer would have been:

•	required to execute a release in favor of us;
•	subject to confidentiality and non-disparagement provisions on a permanent basis following the termination of their employment; and
•	for the duration of their respective payment periods, prohibited from:
¡	engaging in certain employment activities with a competitor of ours;
¡	soliciting our employees and certain other parties doing business with us to terminate their relationship with us; and
¡	soliciting or assisting any party to undertake any action that would be reasonably likely to, or is intended to, result in a change in control or seek to control our board.

If the named executive officer breached any of these obligations, he would have no rights in, and we would have no obligation to provide, any severance benefits yet to be paid or provided under his employment agreement and any outstanding equity-based award granted under his employment agreement would have terminated immediately.

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Executive Compensation

The following table and footnotes, along with the narrative below, describe the potential payments and benefits that would be provided to our named executive officers upon each respective hypothetical March 31, 2017 termination of employment scenario, based on the closing price of a share of our common stock of $8.68 on that date. The Non-CIC column shows the amounts due to each named executive officer in the event of his involuntary termination without cause or resignation with good reason on March 31, 2017. Amounts in the CIC column assume a qualifying termination in connection with a change in control occurring on March 31, 2017.

Without Cause or for Good Reason(1)
			Non-CIC ($)	CIC ($)	Disability ($)	Death ($)
Claure	Salary-based		$3,393,000	$3,000,000	$1,356,000	—
	STIC-based		$8,598,000	$8,598,000	$2,598,000	$2,598,000
	Equity-based(2)		$93,908,699	$119,217,939	$93,908,699	$93,908,699
	Medical Benefits		$13,908	$18,544	$9,272	—
	Life Insurance/AD&D		$98	$98	—	—
	Outplacement Services		$35,000	$35,000	—	—

		Total	$105,948,705	$130,869,581	$97,871,971	$96,506,699
Robbiati	Salary-based		$1,600,000	$1,600,000	—	—
	STIC-based		$2,866,000	$2,866,000	$866,000	$866,000
	Equity-based(2)		$10,914,189	$21,938,160	$15,388,059	$15,388,059
	Medical Benefits		$13,849	$18,365	$9,232	—
	Life Insurance/AD&D		$98	$98	—	—
	Outplacement Services		$35,000	$35,000	—	—

		Total	$15,429,136	$26,457,623	$16,263,291	$16,254,059
Cano	Salary-based		$2,600,000	$2,600,000	—	—
	STIC-based		$2,778,894	$2,778,894	$178,894	$178,894
	Equity-based(2)		$1,095,164	$16,529,371	$2,377,082	$2,377,082
	Medical Benefits		$14,820	$19,660	$9,880	—
	Life Insurance/AD&D		$98	$98	—	—
	Outplacement Services		$35,000	$35,000	—	—

		Total	$6,523,976	$21,963,024	$2,565,856	$2,555,976
Draper	Salary-based		$712,500	$712,500	—	—
	STIC-based		$967,424	$967,424	$326,174	$326,174
	Equity-based(2)		$1,975,021	$8,905,628	$4,540,239	$4,540,239
	Medical Benefits		$13,847	$13,847	$9,232	—
	Life Insurance/AD&D		$23	$23	—	—
	Outplacement Services		$35,000	$35,000	—	—

		Total	$3,703,815	$10,634,422	$4,875,645	$4,866,413
Crull	Salary-based		$1,600,000	$1,600,000	—	—
	STIC-based		$2,191,749	$2,191,749	$591,749	$591,749
	Equity-based(2)		$11,385,165	$30,019,288	$18,270,691	$18,270,691
	Medical Benefits		$15,791	$21,035	$10,528	—
	Life Insurance AD&D		$20	$20	—	—
	Outplacement Services		$35,000	$35,000	—	—

		Total	$15,227,725	$33,867,092	$18,872,968	$18,862,440

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(1)	The CIC Severance Plan provides that if the payments and benefits provided to an executive under the CIC Severance Plan or any other plan or agreement would constitute an “excess parachute payment” for purposes of Section 280G of the Internal Revenue Code, the executive would either have his or her payments and benefits reduced to the highest amount that could be paid without triggering excise taxes under Section 4999 of the Internal Revenue Code; or, if greater, receive the after-tax amount of his or her payment and benefits taking into account the excise taxes and any other applicable federal, state and local taxes. Amounts do not take into account any possible reduction due to the effects of Section 280G of the Internal Revenue Code.

(2)	Includes stock options, RSUs, and pRSUs. The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our shares on March 31, 2017, multiplied by the number of options, and the value of RSUs and pRSUs is based on the market value of our stock on March 31, 2017, multiplied by the number of RSUs or pRSUs, as applicable.

Generally, if an involuntary not for cause termination occurs during the CIC protection period (which generally covers the 6-month period before a change in control through the 18-month period ending following a change in control), then RSUs and pRSUs become 100% vested as of termination date, with application of any performance adjustment applied to pRSUs allocated to performance periods ending on or before the termination date; and paid at target performance for pRSUs allocated to periods thereafter. Stock options granted after 2014 vest in full on termination date and vested stock options remain exercisable for 90 days. Stock options granted 2012 and prior continue to vest during severance and vested stock options remain exercisable for 90 days after severance ends. If an involuntary not for cause termination occurs outside of the CIC protection period, then RSUs or pRSUs are prorated as of termination date, with application of any performance adjustment applied to pRSUs allocated to performance periods ending on or before the termination date. Unvested stock options granted after 2014 are forfeited on termination date. Vested stock options remain exercisable for 90 days. Stock options granted 2012 and vested stock options remain exercisable for 90 days after severance ends.

For a termination due to disability, generally, outstanding options vest immediately and remain exercisable until the earlier of five years or the expiration date of the options, and RSUs and pRSUs vest immediately, with pRSUs deemed vested at target levels, subject to performance adjustment for pRSUs allocated to a performance period ending on or before the separation date.

For a termination due to death, generally, outstanding options vest immediately and remain exercisable until the earlier of 12 months or the expiration of the term of the option, and outstanding RSUs and pRSUs vest in full, with pRSUs deemed vested at target levels, subject to performance adjustment for pRSUs allocated to a performance period ending on or before the separation date.

Resignation for Good Reason or Involuntary Termination without Cause

Mr. Claure: If Mr. Claure’s employment had been terminated either by him for good reason or by us without cause, he generally would have been entitled to the following payments and benefits:

•	Salary-based: for a termination outside the CIC protection period, a lump sum amount of $3,393,000, and for a termination during the CIC protection period, an amount equal to two times his then-current base salary;

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•	STIC-based: for a termination outside of the CIC protection period, (i) a payment equal to his STIC award for fiscal year 2016, (ii) a “capped bonus award” (as defined in his employment agreement) for the first fiscal year following termination, and (iii) a pro-rata (based on days of service) capped bonus award for the second fiscal year following termination, in each case, payable in the calendar year in which such bonus award or capped bonus award is determined; and for a termination during the CIC protection period, (i) a pro-rata payment equal to his target STIC award for fiscal year 2016, and (ii) a payment equal to two times his target STIC award;
•	Equity-based: (i) immediate vesting of his initial LTIC award, subject to adjustment for achievement of applicable performance goals, as applicable, (ii) pro-rated vesting of any earned shares subject to his TIA award, based on the portion of the vesting period worked prior to termination (or, if the termination occurs during the CIC protection period, earned shares in respect of the TIA award, if any, will vest in full), and (iii) with respect to future LTIC awards, pro rata acceleration based on the portion of the vesting period worked prior to termination, subject to adjustment for achievement of applicable performance goals; and
•	Benefits: for a termination outside of the CIC protection period, (i) continued participation at employee rates in our group health plans for the length of time he would be entitled to continue coverage under COBRA, with reservation of COBRA continuation coverage rights at COBRA rates after such initial period of continuation at employee rates (and following such COBRA period, reimbursement for the amount of premiums in excess of employee rates for continued participation in our group health plans for the remainder of the two year payment period following the COBRA continuation period, if any), (ii) continued participation in our life insurance plans at employee rates for the two year payment period; and (iii) outplacement services in an amount not to exceed $35,000, through the period ending December 31 of the second calendar year following the year of termination; and for a termination during the CIC protection period, (i) continued participation in our group health and life plans at employee rates for the two year payment period, and (ii) outplacement services for the two year payment period in an amount not to exceed $35,000.

Other Named Executive Officers: If the employment of our named executive officers (other than Mr. Claure, whose payments are described above) had been terminated either by them for good reason or by us without cause, they would have been entitled to:

•	Salary-based: An amount equal to two times (or 1.5 times for Mr. Draper) their then current base salary (payable over two years or 18 months for Mr. Draper or in a lump sum if the termination occurs during the CIC protection period);
•	STIC-based: for a termination outside of the CIC protection period, (i) a payment equal to the STIC award for fiscal year 2016, prorated to the termination date for a March 31, 2017 termination, (ii) a “capped bonus award” (as defined in the applicable employment agreement) for the first fiscal year following termination, and (iii) a pro-rata (based on the remaining payment period) capped bonus award for the second fiscal year following termination (if the payment period continues into the second fiscal year following termination), in each case, payable in the calendar year in which such bonus award or capped bonus award is determined; and for a termination during the CIC protection period, a pro-rata payment equal to the target STIC award for fiscal year 2016, and a payment equal to two times (or 1.5 times, for Mr. Draper) their target STIC award;

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•	Equity-based: a payment of (i) outstanding options with exercisability of such options vested through the 90th day; and (ii) RSUs prorated to their termination date and pRSUs adjusted for performance; and
•	Benefits: for a termination outside of the CIC protection period, (i) continued participation at employee rates in our group health plans for the length of time the executive would be entitled to continue coverage under COBRA, with reservation of COBRA continuation coverage rights at COBRA rates after such initial period of continuation at employee rates, (ii) continued participation in our life insurance plans at employee rates for 2 years (or 1.5 years for Mr. Draper) following termination; and (iii) outplacement services in an amount not to exceed $35,000, through the period ending December 31 of the second calendar year following the year of termination; and for a termination during the CIC protection period, (i) continued participation for the applicable 2-year or 18-month payment period at employee rates in our group health and life plans, and (ii) outplacement services in an amount not to exceed $35,000, each for a period ending on the last day of the second calendar year following the year in which the executive separates from service.

Termination Disability Plan Benefits

If our named executive officers’ employment had terminated as a result of their disability, they would have been entitled to:

•	Salary-based: for all named executive officers, continuation of their base salary for 12 months, less any benefits paid under our Long-term Disability Plan, through periodic payment with the same frequency as our payroll schedule;
•	STIC-based: a payment of their 2016 STIC plan award prorated to the termination date and payable based on actual performance;
•	Equity-based: outstanding options would vest in full and remain exercisable until the earlier of five years following termination and the expiration of the term of the option, outstanding RSUs and pRSUs would vest in full, with pRSUs deemed vested at target levels, subject to performance adjustment for pRSUs allocated to a performance period ending on or before the separation date (for the TIA pro-rated vesting of any earned shares subject to the TIA award, based on the portion of the vesting period worked prior to termination); and
•	Benefits: continued participation at employee rates in our group health plans for 12 months.

Termination as a Result of Death

Had our named executive officers’ employment terminated as a result of their death, their estates would have been entitled, as with respect to our employees generally, to a payment of their 2016 STIC plan award prorated to the termination date and payable based on actual performance; and immediate vesting of outstanding options, which would remain exercisable until the earlier of 12 months and the expiration of the term of the option, and immediate vesting of outstanding RSUs and pRSUs, with pRSUs deemed vested at target levels, subject to performance adjustment for pRSUs allocated to a performance period ending on or before the separation date (for the TIA pro-rated vesting of any earned shares subject to the TIA award, based on the portion of the vesting period worked prior to termination).

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Certain Relationships and Related Party Transactions

Certain Relationships and Related Party Transactions

SoftBank, through its wholly-owned subsidiaries, is the controlling stockholder of Sprint. Mr. Son is SoftBank’s controlling stockholder, chairman of the board and chief executive officer. Mr. Fisher is a member of the board of directors of SoftBank and Brightstar, which is a controlled affiliate of SoftBank. In this section, we refer to SoftBank, its controlled affiliates (other than Sprint), and Messrs. Son, Fisher, and Arora as SoftBank Parties or each a SoftBank Party. We consider SoftBank Parties, as well as our other directors and executive officers, to be “related parties.”

Policy on Oversight of Related Party Transactions

Our board adopted, and the Audit Committee maintains, a written policy on the review and approval of transactions with related parties. The policy generally groups these transactions into two categories: (1) transactions requiring Audit Committee approval; and (2) certain ordinary course transactions that are deemed pre-approved by the Audit Committee after being reviewed and approved as appropriate by our related party transaction committee, which is comprised of members of management. This related party transaction committee also acts as a gatekeeper by reviewing and analyzing related party transactions prior to submission to the Audit Committee for review.

Generally, the Audit Committee deems pre-approved any transaction or series of transactions with a SoftBank Party that is entered into in the ordinary course of business and has substantially the same terms and conditions offered to or by third parties, or where the rates or charges involved are determined by competitive bid, as well as certain tri-party agreements.

Related Party Transactions During Fiscal Year 2016

Transactions with Sprint’s Officers and Directors

We have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify each such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Sprint or its subsidiaries.

Transactions with SoftBank Parties Outside the Ordinary Course of Business

Transactions with SoftBank Parties outside the ordinary course of business are reviewed by the Audit Committee. Unless otherwise noted, the transactions described in this section were reviewed and approved by the Audit Committee.

Sprint developed, owns, and operates a content delivery and device configuration platform known as Mobile ID. Sprint and a SoftBank subsidiary entered into a wholesale agreement providing for Sprint to enable the Mobile ID platform for use by SoftBank and license those capabilities to SoftBank. Sprint received approximately $200,000 in fees from SoftBank during fiscal year 2016 pursuant to this agreement.

Wholly-owned subsidiaries of Sprint and a SoftBank Party are parties to an agreement pursuant to which each party allows the other party’s customers to roam on certain of its networks free of charge. The total value of this agreement for Sprint during fiscal year 2016 was approximately $5 million and the total value of this agreement for SoftBank was $496,000 during fiscal year 2016.

Effective February 28, 2014, Sprint entered into an assignment agreement with a SoftBank Party and an unrelated third-party software vendor. The agreement resulted in SoftBank’s agreement to pay the corresponding ongoing annual support services fees for the transferred licenses, which are approximately $300,000 per year (including fiscal year 2016).

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Effective May 14, 2014, Sprint and a SoftBank Party entered into a five-year Joint Provisioning Capacity Agreement to make available to each other network resources in the Asia Pacific region and the United States. The total transaction value of this agreement is approximately $8.8 million during the five-year term, with SoftBank contributing approximately $5.3 million and Sprint contributing approximately $3.5 million over five years. In fiscal year 2016, Sprint provided SoftBank with services with a market value equal to $1.2 million. Sprint’s cost to provide these services was $620,000. In fiscal year 2016, SoftBank provided Sprint with services with a market value equal to $1.38 million.

Sprint has engaged a SoftBank Party to provide certain network testing services to assist Sprint’s network team in evaluating network performance. Sprint incurred expenses of approximately $3.7 million pursuant to this engagement during fiscal year 2016.

Sprint and SoftBank agreed to create a unified test environment for mobile device testing and certification in Overland Park, Kansas. Sprint receives recurring annual lab usage fees and expenses from SoftBank, which were approximately $693,000 in fiscal year 2016.

Sprint and SoftBank are parties to a transaction whereby SoftBank provides engineers to Sprint to provide assistance with various network efforts and a SoftBank Party reimburses Sprint for certain costs involved with this transaction. Sprint received approximately $15.5 million under this arrangement and did not incur any expenses payable to SoftBank under the arrangement during fiscal year 2016.

Financing Transactions Involving SoftBank

In November 2015, certain wholly-owned subsidiaries of Sprint entered into a series of agreements with Mobile Leasing Solutions, LLC, a company formed by a group of equity investors (MLS), including SoftBank, to sell and lease-back certain leased devices in exchange for proceeds totaling approximately $1.1 billion and a cash deferred purchase price receivable of approximately $126 million (Tranche 1). Subject to a cap of 20% of the aggregate cash purchase price, Sprint guaranteed the rental payments and any termination payment owed to MLS. Payments to MLS for Tranche 1 totaled $619 million during the year ended March 31, 2017, of which approximately $1.3 million was received by SoftBank. In December 2016, Sprint terminated Tranche 1 by repurchasing the devices and related customer lease end rights and obligations from MLS for consideration of $371 million of net cash payments and deferred purchase price receivables of $126 million. Additionally, the leaseback was canceled and there will be no future rental payments owed to MLS related to Tranche 1. As part of the Tranche 1 termination, Sprint paid $5.6 million to Brightstar for termination of lease management support services.

In May, 2016, certain wholly-owned subsidiaries of Sprint entered into a series of agreements with MLS to sell and lease-back certain leased devices in exchange for proceeds totaling approximately $1.1 billion and a cash deferred purchase price receivable of approximately $186 million (Tranche 2). Subject to a cap of 20% of the aggregate cash purchase price, Sprint has guaranteed the rental payments and any termination payment owed to MLS. Payments made to MLS for Tranche 2 totaled approximately $778 million during the year ended March 31, 2017, of which approximately $1.7 million was received by SoftBank. Additionally, Sprint paid approximately $700,000 to Brightstar for reverse logistics processing related to Tranche 2.

In April 2016, certain wholly-owned subsidiaries of Sprint entered into a series of agreements to sell, for an aggregate purchase price of approximately $3.4 billion, certain network

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Certain Relationships and Related Party Transactions

equipment to unrelated bankruptcy-remote special purpose entities (LeaseCo), which equipment was simultaneously leased back to the Sprint subsidiaries. SoftBank is a junior lender of LeaseCo. Sprint has guaranteed the rental payments and termination payments owed to the special purpose entities. Quarterly rental payments made to LeaseCo totaled $78.6 million during the year ended March 31, 2017. Sprint also completed a principal payment of $300 million in March 2017 as scheduled. SoftBank did not receive any consideration during the year ended March 31, 2017 pursuant to this arrangement.

Transactions with SoftBank Parties in the Ordinary Course of Business and Certain Tri-Party Agreements

Sprint or its affiliates have also entered into various commercial arrangements with SoftBank Parties, including for international wireless roaming, wireless and wireline call termination, and potential joint procurement activities (collectively, the “Commercial Agreements”). These Commercial Agreements, which include interconnection agreements, sale of data telecommunication services, master services agreements, international roaming agreements, traffic termination agreements, port charge waivers, and other commercial agreements, were entered into in arms-length transactions in the ordinary course of business and are typical for Sprint’s contractual arrangements with other U.S. carriers and in third-party dealings. The Commercial Agreements and related contract orders between Sprint or its affiliates and SoftBank Parties covered an aggregate of approximately $1.1 million in net payments for services, fees and expenses among the parties during fiscal year 2016.

Since January 1, 2014, Sprint and SoftBank have jointly entered into various roaming agreements with unrelated third parties. During fiscal year 2016, the aggregate value of such transactions to SoftBank was approximately $9.4 million and the aggregate value of such transactions to Sprint was approximately $4.5 million.

Transactions with Brightstar

Sprint or its affiliates entered into various commercial agreements with Brightstar prior to Brightstar becoming a controlled affiliate of SoftBank in January 2014. These agreements were entered into in arms-length transactions in the ordinary course of business and are typical for Sprint’s contractual arrangements with unrelated third-parties. These transactions were valued at approximately $2.3 million during fiscal year 2016.

Effective July 9, 2014, Sprint and Brightstar entered into a Master Services and Product Agreement and thereafter entered into Statements of Work whereby Brightstar on behalf of Sprint (1) provides various services and equipment related to accessories management, and (2) provides device distribution services related to Sprint’s mobile virtual network operator distribution services. Sprint incurs no costs pursuant to both SOW 1 and SOW 2 as the costs are incurred directly by our dealers or MVNOs. Sprint earned a net revenue share of approximately $1.1 million during fiscal year 2016 pursuant to SOW 1 and earned no net revenues pursuant to SOW 2.

Effective July 23, 2014, Sprint and eSecuritel (n/k/a Brightstar) entered into a Master Services Agreement whereby eSecuritel provides insurance and extended warranty phone replacement services for Sprint’s Prepaid subscribers including the Boost and Virgin brands (Brightstar Prepaid Agreement). Premiums collected monthly are transferred to Brightstar minus Sprint’s billing and commission fee equal to 32% of the monthly premium amount per subscriber. Sprint incurred costs of less than $200,000 in fiscal year 2016 pursuant to this agreement. The parties also entered into a transaction pursuant to which Sprint uses Brightstar to provide related

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insurance services for Sprint’s tablet device protection program (Brightstar Tablet SOW). Sprint incurred costs of approximately $200,000 pursuant to the Brightstar Tablet SOW during fiscal year 2016. Sprint earned billing commissions of approximately $95 million pursuant to both arrangements during fiscal year 2016. Brightstar retained approximately $82 million in revenues pursuant to both arrangements during fiscal year 2016. On April 12, 2016, the Audit Committee approved an extension of the Brightstar Prepaid Agreement and the Brightstar Tablet SOW until July 2017 in exchange for a $10 million cost reduction from Brightstar, and in February 2017, the Audit Committee approved a three year renewal of both arrangements to begin in July 2017.

Sprint and Brightstar entered into a Statement of Work regarding Brightstar’s provision of fourth-party logistics services pursuant to which Brightstar charges Sprint a per-device fee. During fiscal year 2016, Sprint incurred approximately $64 million in fees payable to Brightstar and reimbursed Brightstar for approximately $79.6 million in pass through costs. To facilitate this arrangement with Brightstar, Sprint extended a $1 billion credit line to Brightstar to assist with the purchasing and distribution by Brightstar of devices and under the credit line. However, Sprint and Brightstar amended the credit line in July 2016, whereby (1) Brightstar sources devices through Sprint, and (2) the credit line described above was reduced from $1 billion to $700 million. No interest is payable under the credit line and no interest was paid during fiscal year 2016. The maximum amount that has been outstanding on the credit line was $890 million on December 15, 2014 and the amount outstanding as of March 31, 2017 was $309 million. In addition, Sprint has guaranteed, on behalf of Brightstar, approximately $25 million in increases to credit lines and payment plans between Brightstar and various dealers and national retailers as requested by Sprint. Brightstar is to provide financing to dealers and customers consistent with Sprint past practices; additional credit may be extended based on Sprint’s financial assurance as to repayment, subject to a $25 million limit. In April 2017, the Audit Committee approved the extension of the payment terms for Brightstar purchases of Apple products from Sprint by 15 days.

On January 20, 2015, we entered into a series of ordinary course transactions between Sprint and Brightstar whereby Sprint would purchase handsets from Brightstar pursuant to the fourth-party logistics services arrangement described above. These purchases resulted from repurchasing product previously sold to Brightstar in order to fulfill Sprint’s inventory needs and third-party channel returns pursuant to the agreement. We incurred expenses payable to Brightstar of approximately $31.75 million pursuant to this arrangement during fiscal year 2016.

Effective August 1, 2015, Sprint and Brightstar entered into Statements of Work (Postpaid Buyback SOW and Postpaid Reverse SOW) pursuant to which Brightstar provides device buyback, trade-in technology, and related services. For fiscal year 2016, Sprint incurred expenses payable to Brightstar of approximately $25.82 million and Brightstar incurred expenses payable to Sprint of approximately $183.75 million pursuant to the Postpaid Buyback SOW and Postpaid Reverse SOW. In addition, in February 2017 the Audit Committee approved a three year extension of the program with modified statements of work to commence in fiscal year 2017. In addition, in fiscal year 2016, a trial was done where Brightstar auctioned devices on behalf of Sprint, collected from customers, and remitted auction proceeds (less a 5% commission) to Sprint, pursuant to which Brightstar retained approximately $493,443 in commissions.

We have entered into ordinary course transactions between Sprint and Brightstar whereby Sprint agreed to (1) sell certain speaker accessories, and (2) purchase a retail content transfer software solution from Brightstar. Sprint incurred expenses of approximately $3.6 million and received payments of approximately $4.4 million pursuant to these arrangements during fiscal year

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Certain Relationships and Related Party Transactions

2016. The payments we received included approximately $3.3 million as a result of Brightstar purchases as part of auctions which included a number of unrelated bidders. We have determined that our procedures were not followed in connection with these auction purchases because the purchases were not properly submitted in advance to the related party transaction committee or the Audit Committee for examination and approval. When the purchases were identified by management to be related party transactions, the purchases were promptly reported to the Audit Committee.

Effective November 21, 2014, Sprint and Brightstar entered into a Sublease Agreement whereby Brightstar leases approximately 7,500 square feet at Sprint’s campus in Overland Park, Kansas. Sprint is expected to receive $494,000 in base rent during the remaining three year. Brightstar will also pay for certain operating costs and property taxes.

In fiscal year 2015, Sprint hired a former Brightstar employee who agreed to forgo his Brightstar severance package if Sprint paid him a signing bonus of $450,000. Brightstar agreed to reimburse Sprint for its $450,000 bonus cost. Accordingly, Sprint incurred expenses payable to such officer of approximately $450,000 pursuant to the transaction and we expect to receive a $450,000 reimbursement from Brightstar in fiscal year 2017.

Effective March 1, 2014, Sprint and SoftBank Parties entered into agreements with SoftBank Product Group (SBPG), a former subsidiary of Brightstar. Under these agreements, SBPG procured mobile devices and accessories on behalf of such parties. We incurred no expenses payable to SBPG under the device services agreement and Sprint incurred approximately $406,000 in expenses payable under the accessories agreement during fiscal year 2016.

Forward-Looking Statements

We include certain estimates, projections and other forward-looking statements in the transactions described above. Statements regarding expectations, including expected expenditures, revenues, and other amounts, as well as other statements that are not historical facts, are forward-looking statements. These statements reflect management’s judgments based on currently available information and involve a number of assumptions that could cause actual amounts to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, subscriber and network usage, subscriber growth and retention, pricing, operating costs, the timing of various events, and the economic and regulatory environment. Readers are cautioned that other factors, although not listed above, could also materially affect our future performance. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this proxy statement, including unforeseen events. For additional factors that could cause the results of the Company to differ materially from those indicated above, please refer to Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended March 31, 2017.

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Security Ownership

Security Ownership of Certain Beneficial Owners

The following table provides information about the only known beneficial owner of five percent or more of our common stock. For purposes of the table below, beneficial ownership is determined based on Rule 13d-3 of the Securities Exchange Act of 1934 (Exchange Act), which states that a beneficial owner is any person who directly or indirectly has or shares voting and/or investment or dispositive power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
SoftBank Group Corp.
1-9-1 Higashi-Shimbashi, Minato-ku,	3,346,443,454(2)	83%
Tokyo, 105-7303 Japan

(1)	The ownership percentages set forth in this column are based on Sprint’s outstanding shares on June 5, 2017 plus shares of Sprint common stock issuable upon exercise of a warrant to SoftBank, dated July 10, 2013, and assumes that SoftBank continued to own the number of shares reflected in the table above on June 5, 2017.

(2)	According to Schedule 13D filed with the SEC on September 30, 2015, by SoftBank Group Corp., SoftBank is the beneficial owner of, and has sole voting power and sole dispositive power with respect to, all of the shares.

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Security Ownership

Security Ownership of Directors and Executive Officers

The following table states the number of shares of our common stock beneficially owned as of June 5, 2017 by each current director, named executive officer, and all current directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the shares owned.

Name of Beneficial Owner	Shares Owned	Shares Covered by Exercisable Options and RSUs to be Delivered (1)	Percentage of Common Stock
Gordon Bethune	186,051	38,835	*
Nestor Cano	96,846	13,046	*
Marcelo Claure(2)	5,093,480	1,966,051	*
Kevin Crull	—	396,884	*
Patrick Doyle	30,411	—	*
Dow Draper	122,705	352,724	*
Ronald Fisher	1,192,803	—	*
Julius Genachowski	90,022	—	*
Adm. Michael Mullen	131,228	—	*
Tarek Robbiati	—	290,497	*
Masayoshi Son	—	—	*
Sara Martinez Tucker	132,660	—	*
Current Directors and Executive Officers as a group (17 persons)	7,100,901	3,528,207	*

*Indicates ownership of less than 1%.

(1)	Represents shares that may be acquired upon the exercise of stock options exercisable, and shares of stock that underlie restricted stock units to be delivered, on or within 60 days after June 5, 2017 under our equity-based incentive plans.

(2)	According to a Form 4 filed February 27, 2015, in an open market purchase, Mr. Claure acquired 5,080,000 shares of Sprint stock, all of which are currently pledged as security for a line of credit with an unrelated third-party bank.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of our shares and other equity securities. These people are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file, and we make these reports available at http://investors.sprint.com/financials/default.aspx.

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Security Ownership

To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, during fiscal year 2016, all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our equity securities were met.

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Proposal 2 – Ratification of the Selection of the Independent Registered Public Accounting Firm

Proposal 2. Ratification of the Selection of the Independent Registered Public Accounting Firm

(Item 2 on Proxy Card)

Our Audit Committee has voted to appoint Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting for our Company and our subsidiaries for the fiscal year ending March 31, 2018. Our stockholders are asked to ratify that appointment at the annual meeting. In keeping with good corporate governance, the Audit Committee will periodically assess the suitability of our incumbent independent registered public accounting firm taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms.

Deloitte has served as the independent registered accounting firm of Sprint Corporation (formerly known as Starburst II, Inc.) since its formation in 2012.

Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

The Audit Committee has adopted policies and procedures concerning our independent registered public accounting firm, including the pre-approval of services to be provided. Our Audit Committee pre-approved all of the services described above. The Audit Committee is responsible for the pre-approval of all audit, audit-related, tax and non-audit services; however, pre-approval authority may be delegated to one or more members of the Audit Committee. The details of any services approved under this delegation must be reported to the full Audit Committee at its next regular meeting. Our independent registered public accounting firm is generally prohibited from providing certain non-audit services under our policy, which is more restrictive than the SEC rules related to non-audit services. Any permissible non-audit service engagement must be specifically approved in advance by the Audit Committee. We provide quarterly reporting to the Audit Committee regarding all audit, audit-related, tax and non-audit services provided by our independent registered public accounting firm.

Our Board of Directors recommends that you vote “FOR” Proposal 2.

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Principal Accounting Fees and Services

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018. As described above, stockholders are being asked to ratify the appointment of Deloitte at the annual meeting pursuant to Proposal No. 2. Representatives of Deloitte are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The following table provides the fees billed for professional services rendered by Deloitte for fiscal years 2015 and 2016. The Audit Committee determined that the non-audit services rendered by Deloitte were compatible with maintaining its independence as our auditors.

The most significant engagement giving rise to the non-audit related services is in connection with an FCC order (the FCC Order) for which a Deloitte affiliate serves as a subcontractor of the FCC. This FCC Order provides for an independent Transition Administrator (TA) to oversee the band reconfiguration process on behalf of the FCC. In 2009, Deloitte Consulting LLP, one of Deloitte’s affiliates (Deloitte Consulting), entered into a subcontractor agreement with the TA to provide certain services to the TA on behalf of the FCC and not Sprint. Sprint is obligated to fund implementation of the FCC Order and, therefore, pays the fees of the TA and Deloitte Consulting. Accordingly, the Audit Committee did not engage the Deloitte affiliate or otherwise approve those services. The interaction between Deloitte Consulting and Sprint under the subcontractor agreement is limited to routine interactions of exchanging factual information relevant to Deloitte Consulting’s or Sprint’s obligations under the FCC Order. Deloitte Consulting has no obligation to provide services to or for Sprint. In addition, the FCC is the only entity that can compel any obligation. Sprint does not supervise, direct, manage, or otherwise have any responsibility or accountability for Deloitte Consulting’s products or services under the subcontractor agreement with the TA, other than to pay the costs associated with the FCC Order. Given the nature of this relationship with Deloitte and Deloitte Consulting, the Audit Committee concluded that payments made pursuant to the FCC Order do not affect the independence of Deloitte with respect to its audits.

	Fiscal Year ended March 31, 2017	Fiscal Year ended March 31, 2016

Audit Fees(1)	$12.3 million	$12.4 million

Audit-Related Fees(2)	$0.4 million	$0.2 million

Tax Fees	$0.1 million	$0.1 million

All Other Fees	$10.5 million(3)	$14.6 million(4)

(1)	For professional services rendered for the audit of our consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, the review of the consolidated financial statements, and the audits of certain subsidiaries for statutory reporting purposes.

(2)	For professional audit-related services rendered to us, generally related to other attestation services.

(3)	Represents amounts paid by Sprint directly to Deloitte Consulting for work performed on behalf of the FCC pursuant to the FCC Order during fiscal year 2016. No other non-audit fees were paid to Deloitte.

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Principal Accounting Fees and Services

(4)	Includes $2.8 million for management advisory services and $11.8 million for amounts paid by Sprint to Deloitte Consulting for work performed on behalf of the FCC pursuant to the FCC Order during fiscal year 2015. When excluding the $11.8 million of fees required to be paid to Deloitte Consulting pursuant to the arrangement described above, the non-audit fees are approximately 18 percent of the total fees received by Deloitte in fiscal year 2015.

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Proposal 3 – Advisory Approval of the Company’s Named Executive Officer Compensation

Proposal 3. Advisory Approval of the Company’s Named Executive Officer Compensation

(Item 3 on Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act require that we permit our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in “Executive Compensation—Compensation Discussion and Analysis” and the accompanying executive compensation tables and related narrative and footnote disclosures. At our 2011 Annual Meeting, Sprint Nextel stockholders approved, on an advisory basis, that an advisory vote on named executive officer compensation should be held annually. Based on such result, our board determined that the advisory vote on named executive officer compensation would be held every year until the next advisory vote on the frequency of future advisory votes on named executive officer compensation, which will take place during the Company’s 2017 annual meeting of stockholders as described in Proposal 4 below. Our Board of Directors is recommending that the advisory votes on named executive officer compensation occur every year. Thus, it is anticipated that the next such advisory vote will occur at our 2018 annual meeting of stockholders.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who can contribute to our success. We believe our incentive compensation must strike a balance between rewarding achievement of our short-term objectives and rewarding long-term stockholder return and must be highly sensitive to the degree to which those results are realized. Please read “Executive Compensation—Compensation Discussion and Analysis” for additional details about our executive compensation programs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our board recommends a vote FOR the approval of the compensation of our named executive officers, including as described in the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

Accordingly, we ask our stockholders to vote FOR the following resolution:

“RESOLVED, that the compensation paid to Sprint Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on Sprint, the Compensation Committee, or our board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future named executive officer compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Our Board of Directors recommends that you vote “FOR” Proposal 3.

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Proposal 4 – Advisory Vote on the Frequency of Advisory Votes to Approve Named Executive Officer Compensation

Proposal 4. Advisory vote on the frequency of advisory votes to approve named executive officer compensation

(Item 4 on Proxy Card)

As described in Proposal 3 above, our stockholders are being provided the opportunity to cast an advisory vote on the company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 3 above is referred to as a “say-on-pay vote.” Section 14A of the Exchange Act requires that we permit our stockholders to vote to approve, on an advisory (non-binding) basis, the frequency of future say-on-pay votes.

This Proposal 4 affords stockholders the opportunity to cast an advisory vote on how often the company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or special stockholder meeting for which the company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, stockholders may vote to have the say-on-pay vote every year, every two years or every three years, or they may abstain from voting on the matter.

We believe that say-on-pay votes should be conducted every year so that stockholders may annually express their views on our executive compensation program. Our Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.

This vote is advisory, and therefore not binding on Sprint, the Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when determining the frequency of future say-on-pay votes.

Our Board of Directors recommends that you vote on Proposal 4 to hold say-on-pay votes EVERY YEAR (as opposed to every two years or every three years).

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General Information

General Information

Information Regarding Solicitation

Mailing Date: On or about June 19, 2017, we mailed to our stockholders entitled to vote at the meeting the Notice or, for stockholders who have already requested to receive printed materials, this proxy statement, the accompanying proxy card, and the Form 10-K for fiscal year 2016.

Address of Principal Executive Offices: 6200 Sprint Parkway, Overland Park, Kansas 66251.

Solicitation: These proxy materials are delivered in connection with the solicitation by our board of directors of proxies to be voted at our annual meeting of stockholders.

Purpose of the Annual Meeting

At the virtual annual meeting, you will be asked to:

•	elect each of the eight directors named herein (Item 1 on the proxy card);
•	ratify the selection of the independent registered public accounting firm (Item 2 on the proxy card);
•	approve, on an advisory basis, our named executive officer compensation (Item 3 on the proxy card);
•	vote, on an advisory basis, regarding the frequency of advisory votes to approve named executive officer compensation (Item 4 on the proxy card); and
•	take action on any other business that properly comes before the meeting as well as adjournment or postponement of the meeting.

Record Date; Stockholders Entitled to Vote

The close of business on June 5, 2017 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2017 annual meeting or any adjournments or postponements of the 2017 annual meeting.

As of the record date, we had 3,994,444,159 shares of our common stock outstanding of which 121,291 are not entitled to vote. These shares represent shares originally issued by Sprint Nextel that have not been exchanged for Sprint Corporation shares. Each share of our common stock entitles the record holder to one vote on each matter presented at the 2017 annual meeting.

A complete list of stockholders entitled to vote at the 2017 annual meeting will be available for examination by any stockholder at our Principal Executive Offices for purposes pertaining to the 2017 annual meeting during normal business hours for a period of ten days before the annual meeting and at www.virtualshareholdermeeting.com/SprintCorp17 during the annual meeting.

“Street Name” and Broker Non-Votes

You are a “record holder” if you hold our shares directly in your name through our transfer agent, Computershare Trust Company, N.A., as a stockholder of record. If you hold our shares through a broker, bank, financial institution, trust, or other nominee, then you are a holder of our shares in “street name.” If you hold your shares in “street name,” you must instruct the broker or other nominee about how to vote your shares.

A broker “non-vote” occurs when a stockholder holding in “street name” fails to provide voting instructions to his or her broker or other nominee. Under NYSE rules, if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares

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General Information

with respect to “routine” matters. Of the four items to be considered at our annual meeting, only the appointment of Deloitte (Item 2) is considered “routine.” Those non-routine items for which a stockholder’s broker or other nominee does not have discretion to vote are treated as broker “non-votes.”

Voting Standards

	Election of Directors	Auditor Ratification	Advisory Approval of Executive Compensation	Advisory vote on Frequency of Say-on- Pay Votes
Voting Standard	Plurality, which means directors receiving the highest number of votes “FOR” will be elected	Majority of shares present and entitled to vote	Majority of shares present and entitled to vote	Stockholders indicate their preference for whether the advisory vote on executive compensation should be held every one, two or three years, or to abstain from the vote
Broker Non-Votes	Not counted as entitled to vote and therefore no effect	Not applicable	Not counted as entitled to vote and therefore no effect	Not counted as entitled to vote and therefore no effect
Treatment of Abstentions	Not applicable	Will be treated as a vote “AGAINST”	Will be treated as a vote “AGAINST”	Not applicable
Uninstructed Proxy	Will be voted “FOR” this item.	Will be voted “FOR” this item.	Will be voted “FOR” this item.	Will be voted “EVERY YEAR” this item.
Board Recommendation	“FOR”	“FOR”	“FOR”	“EVERY YEAR”

We do not intend to bring any other matters before the meeting, and we do not know of any matters to be brought before the meeting by others. Should any matter not described above be properly presented at the meeting, the persons named in the proxy card will vote in accordance with their judgment as permitted.

Quorum

In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. We count abstentions and broker “non-votes” as present and entitled to vote for purposes of determining a quorum.

Voting of Proxies

“Giving a proxy” means that you authorize the persons named in the proxy card to vote your shares at the 2017 annual meeting in the manner directed. You may vote by proxy or, if you attend

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General Information

the annual meeting via the Internet, by following the instructions at www.virtualshareholdermeeting.com/SprintCorp17. To vote by proxy, you may use one of the following methods if you are a record holder:

•	By Internet—You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

•	By Telephone—You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

•	By Mail—If you received your proxy materials by mail, you can vote by signing, dating, and mailing the proxy card in the pre-paid enclosed envelope. Your proxy card must be received before the voting polls close at the annual meeting.

We request that you vote as soon as possible. When the proxy is properly submitted, the shares of stock represented by the proxy will be voted at the 2017 annual meeting in accordance with the instructions contained in the proxy.

If your shares are held in “street name” by a broker or other nominee, you should review the voting form used by that firm to determine whether you may provide voting instructions to the broker or other nominee by telephone or the Internet.

The deadline for voting by phone or via the Internet, except with respect to shares acquired through participation in our 401(k) plan, is 11:59 p.m. Eastern on August 2, 2017.

Your vote is important. Accordingly, you should vote via the Internet or by telephone; sign, date and return the enclosed proxy card if you received it by mail; or provide instructions to your broker or other nominee whether or not you plan to attend the annual meeting online.

Revocability of Proxies and Changes to a Stockholder’s Vote

You have the power to revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting. You can revoke your proxy or change your vote in one of four ways:

•	by sending a signed notice of revocation to our corporate secretary to revoke your proxy;

•	by sending to our corporate secretary a completed proxy card bearing a later date than your original proxy indicating the change in your vote;

•	by logging on to www.proxyvote.com in the same manner you would to submit your proxy electronically or calling 1-800-690-6903, and, in each case, following the instructions to revoke or change your vote; or

•	by attending the annual meeting online and voting, which will automatically cancel any proxy previously given. Attendance alone will not revoke any proxy that you have given previously.

If you choose any of the first three methods, you must take the described action no later than the beginning of the 2017 annual meeting. Once voting on a particular matter is completed at the annual meeting, you will not be able to revoke your proxy or change your vote. If your shares are held in street name by a broker or other nominee, you must contact that institution to change your vote.

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General Information

Solicitation of Proxies

This solicitation is made on behalf of our board, and we will pay the cost and expenses of printing and mailing this proxy statement and soliciting and obtaining the proxies, including the cost of reimbursing brokers, banks, and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, email, personal interviews or other methods of communication.

Voting by Our Employees Participating in Sprint’s 401(k) Plan

If you are an employee of Sprint who has a right to vote shares acquired through your participation in our 401(k) plan, you are entitled to instruct the trustee, Fidelity Management Trust Company, how to vote the shares allocated to your account. The trustee will vote those shares as you instruct. You will receive voting information for any shares held in your 401(k) plan account, as well as any other shares registered in your own name.

If you do not instruct the trustee how to vote your shares, the 401(k) plan provides for the trustee to vote those shares in the same proportion as the shares for which it receives instructions from all other participants. To allow sufficient time for the trustee to vote, your voting instructions must be received by the trustee by 11:59 p.m. Eastern on July 31, 2017.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

SEC rules allow us to deliver multiple Notices in a single envelope or a single copy of an annual report and proxy statement to any household where two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits stockholders by reducing the volume of duplicate information they receive at their households. It also benefits us by reducing our printing and mailing costs and reducing the environmental impact associated with our annual meeting.

We mailed Notices in a single envelope, or a single set of proxy materials, as applicable, to each household this year unless the stockholders in these households provided instructions to the contrary in response to a notice previously mailed to them. However, for stockholders who previously requested a printed set of the proxy materials, we mailed each stockholder in a single household a separate proxy card or voting instruction form. If you prefer to receive your own copy of the proxy materials for this or future annual meetings and you are a record holder, you may request a duplicate set by writing to shareholder relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, by email at shareholder.relations@sprint.com, or by calling 913-794-1091, and we will promptly furnish such materials. If a broker or other nominee holds your shares, you may instruct your broker to send duplicate mailings by following the instructions on your voting instruction form or by contacting your broker.

If you share a household address with another stockholder, and you receive duplicate mailings of the proxy materials this year, you may request that your household receive a single set of proxy materials in the future. If you are a record holder, please contact Sprint shareholder relations using one of the contact methods described above. If a broker or other nominee holds your shares, you should follow the instructions on your voting instruction form or contact your broker.

If you hold some shares as a record holder or through our 401(k) plan, and other shares in the name of a broker or other nominee, we must send you proxy materials for each account. To avoid receiving duplicate sets of proxy materials, you may consolidate accounts or consent to electronic delivery as described in the following section.

68 | Notice of Annual Meeting and Proxy Statement

General Information

Internet Availability of the Proxy Materials

We are able to distribute the annual report and proxy statement to stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address, eliminates the cost of sending these documents by mail and reduces the environmental impact associated with our annual meeting. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Alternatively, you may elect to receive all future annual reports and proxy statements by mail instead of viewing them via the Internet. To make an election, please log on to www.proxyvote.com and enter your control number.

If you have enrolled for electronic delivery, you will receive an email notice of stockholder meetings. The email will provide links to our annual report and our proxy statement. These documents are in PDF format so you will need Adobe Acrobat® Reader to view these documents online, which you can download for free by visiting www.adobe.com. The email will also provide a link to a voting web site and a control number to use to vote via the Internet.

Attending the Annual Meeting Online

We are having a completely virtual meeting of stockholders. Anyone can view the annual meeting live via the internet at www.virtualshareholdermeeting.com/SprintCorp17.

We encourage you to access the meeting prior to the start time.

Webcast starts at 10:00 a.m. Central time.

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted on the meeting website. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 855-499-0991.

Stockholders may vote and submit questions while attending the meeting on the Internet.

The webcast will be available for replay until midnight on August 17, 2017.

Proposals Submitted Pursuant to Rule 14a-8

You may submit proposals for consideration at future stockholder meetings. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. The deadline for submitting stockholder proposals to be included in the proxy statement for our 2018 annual meeting of stockholders is February 19, 2018. If you intend to submit a proposal, it must be received by our Corporate Secretary at 6200 Sprint Parkway, Overland Park, KS 66251, KSOPHF0302-3B679, no later than that date.

Proposals or Nominations Not Submitted Pursuant to Rule 14a-8

For a stockholder proposal or nomination that is not intended to be included in our proxy statement for the 2018 annual meeting under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary not earlier than the close of business on April 5, 2018; and no later than the close of business on May 7, 2018. If the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of this year’s meeting, notice will be timely if received, no earlier than the close of

Notice of Annual Meeting and Proxy Statement | 69

General Information

business 120 days and no later than the close of business 90 days in advance of such annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made.

Availability of Sprint’s Bylaws

Our bylaws, which contain provisions regarding the requirements for making stockholder proposals and nominating director candidates, are available on our website at www.sprint.com/governance.

Form 10-K

Upon written request to the Corporate Secretary at Sprint Corporation at 6200 Sprint Parkway, Overland Park, KS 66251, KSOPHF0302-3B679, we will provide without charge a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, filed with the SEC for the fiscal year ended March 31, 2017.

Litigation

Five stockholder derivative suits related to the Bennett v. Sprint Nextel Corp. stockholder case (now settled) were filed against Sprint Communications, Inc. (f/k/a Sprint Nextel Corporation) and certain of its present and/or former officers and directors. The first, Murphy v. Forsee, was filed in state court in Kansas on April 8, 2009, was removed to federal court, and was stayed by the court pending resolution of the motion to dismiss the Bennett case; the second, Randolph v. Forsee, was filed on July 15, 2010 in state court in Kansas, was removed to federal court, and was remanded back to state court; the third, Ross-Williams v. Bennett, et al., was filed in state court in Kansas on February 1, 2011; the fourth, Price v. Forsee, et al., was filed in state court in Kansas on April 15, 2011; and the fifth, Hartleib v. Forsee, et. al., was filed in federal court in Kansas on July 14, 2011. These cases were essentially stayed while the Bennett case was pending, and we have reached an agreement in principle to settle the matters, by agreeing to some governance provisions and by paying plaintiffs’ attorneys fees in an immaterial amount. The court approved the settlement but reduced the amount of attorneys fees to be paid to plaintiffs’ attorneys; that issue is on appeal.

Sprint Communications, Inc. is also a defendant in a complaint filed by stockholders of Clearwire Corporation, asserting claims for breach of fiduciary duty by Sprint Communications, and related claims and otherwise challenging the Clearwire Acquisition. ACP Master, LTD, et al. v. Sprint Nextel Corp., et al., was filed April 26, 2013 in Chancery Court in Delaware. Plaintiffs in the ACP Master, LTD suit have also filed suit requesting an appraisal of the fair value of their Clearwire stock, and those cases have been consolidated. Trial of the cases was conducted in October and November 2016; post-trial briefing is complete and oral argument was held on April 25, 2017. We are awaiting the court’s decision. Trial is scheduled to begin in October 2016. Sprint Communications intends to defend the ACP Master, LTD cases vigorously. We do not expect the resolution of these matters to have a material adverse effect on our financial position or results of operations.

70 | Notice of Annual Meeting and Proxy Statement

SPRINT CORPORATION 6200 SPRINT PARKWAY OVERLAND PARK, KS 66251

SPRINT CORPORATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote the shares of Sprint Corporation common stock for the Thursday, August 3, 2017, Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF FOUR WAYS:

1. Vote by Telephone—Please call toll-free at 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on this proxy card.

OR

2. Vote by Internet—Please access www.proxyvote.com or scan the QR Barcode above and follow the on-screen instructions. Have this proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

You may vote by telephone or Internet 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on August 2, 2017 (July 31, 2017 for shares held through our 401(k) plan). Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you had executed a proxy card.

OR

3. Vote by Mail—Please complete, sign, date and return the proxy card in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to arrive no later than the closing of the polls on August 2, 2017.

OR

4. During The Meeting - Go to www.virtualshareholdermeeting.com/SprintCorp17 .

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E30824-P94136-Z70171                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPRINT CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR” the following proposals:
1.	Election of Directors			☐	☐	☐
Nominees:
	01)	Gordon Bethune	05) Julius Genachowski
	02)	Marcelo Claure	06) Adm. Michael Mullen
	03)	Patrick Doyle	07) Masayoshi Son
	04)	Ronald Fisher	08) Sara Martinez Tucker
									For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Sprint Corporation for the year ending March 31, 2018.								☐	☐	☐
3.	Advisory approval of the Company’s named executive officer compensation.								☐	☐	☐
The Board of Directors recommends you vote “EVERY YEAR” on the following proposal:								1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of advisory votes to approve the Company’s executive compensation.								☐	☐	☐	☐
NOTE: The proxy holder(s) will vote in their discretion on any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or other entity, please sign in full corporate or entity name as an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E30825-P94136-Z70171

SPRINT CORPORATION

6200 SPRINT PARKWAY

OVERLAND PARK, KANSAS 66251

ANNUAL MEETING OF STOCKHOLDERS - August 3, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jorge E. Gracia and Stefan K. Schnopp, and each of them, with full power of substitution, as proxies, to vote all the shares of stock of Sprint Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central time, on August 3, 2017, and any adjournment or postponement thereof, upon the matters set forth, and in their discretion upon such other matters as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR items 1 through 3 and EVERY YEAR for item 4. Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.

Continued and to be signed on reverse side

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